SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                   of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]     Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]     Definitive Information Statement

                           BIOMUNE SYSTEMS, INC.
  ........................................................................
            (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)  Title of each class of securities to which transaction applies:
          ............................................................

     2)  Aggregate number of securities to which transaction applies:
            .......................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ............................................................

     4)  Proposed maximum aggregate value of transaction:
         ............................................................

     5)  Total fee paid:
         ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:.....................................
     2)  Form, Schedule or Registration Statement No.:...............
     3)  Filing Party:...............................................
     4)  Date Filed:.................................................

                                [BIOMUNE LETTERHEAD]




December 15, 1997



Dear Shareholder:

     The Board of Directors of Biomune Systems, Inc. ("Biomune") has approved a pro-rata tax free dividend (the "Distribution") of all of the outstanding shares of voting common stock, par value $.0001 per share ("Volu-Sol Common Stock"), of Volu-Sol, Inc. ("Volu-Sol"), to the holders of Biomune common stock, par value $.0001 per share (the "Biomune Common Stock"). As a result of the Distribution, Volu-Sol will be an independent publicly held company. Volu-Sol will operate the medical stain manufacturing and distribution business presently operated by Biomune through Volu-Sol as its wholly owned subsidiary. The enclosed Information Statement contains information about the Distribution and about Volu-Sol. Mr. Michael G. Acton will serve as Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Volu-Sol and will continue as Chief Financial Officer of Biomune.

     If you were a holder of record of Biomune Common Stock at the close of business on March 5, 1997 (the "Distribution Record Date"), upon consummation of the Distribution, you will receive as a dividend one share of Volu-Sol Common Stock for every ten shares of Biomune Common Stock you held on that date. We expect to mail the Volu-Sol Common Stock certificates starting on or about December 31, 1997.

     Since Biomune will continue forward, the shareholders of Biomune on the Distribution Record Date should retain their Biomune share certificates. You will receive new certificates representing your shares of Volu-Sol Common Stock.

     We are enthusiastic about this separation and the growth opportunities it will create for each company and its shareholders.

                              Sincerely,

                              /s/ David G. Derrick

                              David G. Derrick
                              Chief Executive Officer
                              Biomune Systems, Inc.

                              [VOLU-SOL LETTERHEAD]






December 15, 1997






Dear Shareholder:

     We would like to take this opportunity to welcome you as a shareholder and introduce you to your company.

     Volu-Sol, Inc. ("Volu-Sol") is engaged in the business of manufacturing and marketing medical diagnostic stains and solutions and related equipment. Prior to the transaction described in the enclosed Information Statement, Volu-Sol operated as a wholly owned subsidiary of Biomune Systems, Inc., a Nevada corporation ("Biomune"), primarily engaged in the research, development, marketing and sale of pharmaceutical and nutraceutical products. The business of Volu-Sol is described in greater detail in the Information Statement.

     There is no current public market for the common stock of Volu-Sol. Although it is anticipated that the Volu-Sol Common Stock will initially trade in the over-the-counter market after the Distribution with quotations being published in the OTC Bulletin Board or the National Quotation Bureau's "Pink Sheets", there is no assurance that an active market will develop following the Distribution.

     Management's intent is to expand Volu-Sol's business through addition of in-house sales personnel and new products. Our business plan is outlined in the Information Statement. We look forward to working together to accomplish the goals set by management.

                             Sincerely,

                             /s/ Michael G. Acton

                             Michael G. Acton,
                             Chief Executive Officer
                             VOLU-SOL, INC.

[VOLU-SOL LOGO]

                                BIOMUNE SYSTEMS, INC.
                               INFORMATION STATEMENT
                                  VOLU-SOL, INC.
                                   COMMON STOCK

This Information Statement is being furnished in connection with the distribution (the "Distribution") to holders of common stock, par value
$.0001 per share ("Biomune Common Stock"), of Biomune Systems, Inc. ("Biomune") of all of the outstanding shares of voting common stock, par value $.0001 per share ("Volu-Sol Common Stock"), of Volu-Sol, Inc. ("Volu-Sol" or the "Company"), pursuant to the terms of a Distribution and Separation Agreement ("Distribution Agreement") between Biomune (the Company's sole shareholder) and the Company dated as of September 10, 1997. Effective October 1, 1997 Biomune ceased to own any interest in the Company. See "The Distribution," "The Company," "Results of the Distribution" and "Risk Factors."


Shares of Volu-Sol Common Stock will be distributed to holders of record of Biomune Common Stock as of the close of business on March 5, 1997 (the "Distribution Record Date"). Each such holder will receive one share of Volu-Sol Common Stock for every ten shares of Biomune Common Stock held on the Distribution Record Date. The Distribution is scheduled to occur on or about December 31, 1997 (the "Distribution Date"). Certificates for the Volu-Sol Common Stock will be mailed as soon as practicable thereafter. No consideration will be paid by holders of Biomune Common Stock for shares of Volu-Sol Common Stock. See "The Distribution."

There is no current trading market for Volu-Sol Common Stock and there is no assurance that a market for the Volu-Sol Common Stock will ever develop. The Volu-Sol Common Stock has not been approved for listing on any stock exchange and there can be no assurance that it will qualify for inclusion on any exchange in the near future without a significant capital infusion. See "Listing and Trading of Volu-Sol Common Stock."

IN REVIEWING THIS INFORMATION STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION "RISK FACTORS."

NO SHAREHOLDER APPROVAL OF THE DISTRIBUTION IS REQUIRED OR SOUGHT.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT.

THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

Shareholders of Biomune with inquiries related to the Distribution should contact Michael G. Acton, Chief Financial Officer, Biomune Systems, Inc.,
2401 South Foothill Dr., Salt Lake City, Utah 84109, telephone: (801) 466-3441; or the Company's stock transfer agent: American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005.

          The date of this Information Statement is December 15, 1997.

                               TABLE OF CONTENTS

Description                                                             Page
------------------------------------------                              ----

Summary of Certain Information                                            3
Additional Information Concerning Volu-Sol                                5
The Distribution                                                          5
Summary Financial Data                                                    9
The Company                                                              10
Corporate Structure Pre-Distribution                                     16
Distribution Agent                                                       17
Manner of Effecting the Distribution                                     17
Results of the Distribution                                              17
Listing and Trading of Volu-Sol Common Stock                             17
Reasons for Furnishing the Information Statement                         18
Risk Factors                                                             18
Additional Actions and Relationships                                     22
Dividends                                                                23
Financial Statements                                                     23
Management's Discussion and Analysis or Plan of Operation                23
Property                                                                 25
Management                                                               25
Executive Compensation                                                   26
Director Compensation                                                    26
Employment Agreements                                                    26
Stock Plans                                                              27
Security Ownership of Certain Beneficial Owners and Management           29
Description of the Company's Capital Stock                               30
Liability and Indemnification of Officers and Directors of the Company   31
Independent Public Accountants                                           31
Additional Information                                                   31

Financial Statements                                                     F-1
Unaudited Pro Forma Condensed Consolidated Financial Data                P-1

                        SUMMARY OF CERTAIN INFORMATION

This Summary is qualified by the more detailed information set forth elsewhere in this Information Statement, which should be read in its entirety. Capitalized terms used but not defined in this Summary are defined elsewhere in this Information Statement. References herein to the Company, unless the context otherwise requires, are to Volu-Sol.

The Distributing Company

     Biomune Systems, Inc., a Nevada corporation

Shares to be Distributed

     Approximately 2,111,216 shares of Volu-Sol Common Stock representing all of the outstanding shares of Volu-Sol Common Stock. All such shares are, or immediately prior to the Distribution will be, held by Biomune. In addition, Volu-Sol will reserve for issuance 323,118 shares of Volu-Sol Common Stock in connection with the conversion of certain shares of Biomune Preferred Stock issued and outstanding at the Distribution Record Date, as well as 247,059 shares for issuance upon exercise of certain warrants (the "Biomune Warrants"), and 709,602 shares for issuance upon exercise of the Add-on Volu-Sol Options, described below, in each case if as and when such conversion or exercise occurs.

Distribution Ratio

     One (1) share of Volu-Sol Common Stock for each ten (10) shares of Biomune Common Stock. No fractional shares will be issued. All fractional interests will be rounded to the nearest whole share. No payment need be made by shareholders of Biomune for the shares of Volu-Sol Common Stock to be received by them in the Distribution, nor will they be required to surrender or exchange shares of Biomune Common Stock in order to receive Volu-Sol Common Stock.

Federal Income Tax Consequences

     The Company does not intend to obtain a ruling from the Internal Revenue Service ("IRS") concerning the United States federal income tax status of the Distribution. The Company believes that for United States Federal income tax purposes, no gain or loss will be recognized by holders of Biomune Common Stock upon receipt of Volu-Sol Common Stock in the Distribution and that no gain or loss will be recognized by Biomune or Volu-Sol in respect of the Distribution. Biomune shareholders are urged to consult their own tax advisors as to the specific tax consequences of the Distribution to them.

Trading Market

     There is currently no public market for Volu-Sol Common Stock and there is no assurance that a trading market will develop at any time following the Distribution.

Distribution Record Date

     March 5, 1997

Distribution Date

     Expected to be December 31, 1997 or as soon as practicable thereafter (the "Distribution Date"). Commencing on or about the Distribution Date, American Stock Transfer & Trust Company (the "Distribution Agent") will begin mailing share certificates for shares of Volu-Sol Common Stock to holders of Biomune Common Stock as of the Distribution Record Date. Biomune shareholders will not be required to make any payment or to take any other action to receive the Volu-Sol Common Stock to which they are entitled in the Distribution.

Distribution Agent

     American Stock Transfer & Trust Company, 40 Wall Street, New York,
NY 10005.

Conditions to the Distribution

     The Distribution is conditioned, among other things, upon (i) the receipt of any material governmental approvals and third party consents necessary to consummate the Distribution; (ii) the absence of any order, injunction, decree or other legal restraint or prohibition to prevent the consummation of the Distribution; and (iii) formal approval by the Board of Directors of Biomune.

Principal Business to be Retained by Biomune

     Biomune will retain all of its business heretofore conducted or conducted at the time of the Distribution Date other than the Volu-Sol medical diagnostic stain business.

Dividends

     The Company presently expects to retain all available earnings, if any, generated by its operations and does not expect to pay any cash dividends in the foreseeable future. See "Risk Factors" and "Dividends."

Anti-Takeover Provisions

The Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws") of the Company, and Utah statutory law, contain provisions (the "Control Provisions") that may have the effect of discouraging an acquisition of control of the Company not approved by the Board of Directors of the Company. In addition, the Articles authorize the creation by the Board of Directors of the Company, without shareholder approval, under certain circumstances of one or more series of preferred stock which may include a series having enhanced voting rights (the "Preferred Stock"). The Control Provisions and the Preferred Stock have been designed to enable the Company to develop its business and foster its long-term goals without disruptions caused by the threat of a takeover not deemed by the Board to be in the best interests of the Company and its shareholders. The Control Provisions and the Preferred Stock also may have the effect of discouraging third parties from making proposals involving an acquisition or change of control of the Company, although such proposals, if made, might be considered desirable by a majority of the Company's shareholders. The Control Provisions and the Preferred Stock could further have the effect of making it more difficult for third parties to cause the replacement of the current management of the Company without the concurrence of the Board. See "Risk Factors -- Certain Anti-Takeover Features," "Related Party Transactions" and "Description of the Company's Capital Stock."

Risk Factors

     See "Risk Factors" for a discussion of factors that should be considered in connection with Volu-Sol Common Stock received in the Distribution.

Relationship with Biomune after the Distribution

     Biomune has no stock ownership in the Company as a result of the Distribution. Except as noted below, each of Biomune and its subsidiaries (excluding the Company) on the one hand and the Company on the other hand have their own separate and independent management. Biomune has, however, provided certain financial advice and assistance to the Volu-Sol business. For purposes of governing certain ongoing relationships between the Company and Biomune after the Distribution and to provide for an orderly transition, the Company and Biomune have entered into certain agreements. Such agreements include the Distribution Agreement providing for, among other things, the Distribution, indemnifications with respect to the respective businesses of the Company and Biomune and allocation of tax liabilities that relate to periods prior to the Distribution Date. Biomune may also continue to provide certain advice and assistance to the Company on a transitional basis. After the Distribution the only person who serves as an officer and/or director of both the Company and Biomune is Mr. Michael G. Acton. Mr. Acton is a Director, Chairman of the Board, Chief Executive Officer and Chief Financial Officer of the Company and he continues to serve as the Chief Financial Officer of Biomune. Mr. Acton is not a director of Biomune.

                   ADDITIONAL INFORMATION CONCERNING VOLU-SOL

Volu-Sol was incorporated in Utah on July 27, 1995, as a wholly owned subsidiary of Biomune. The Company was organized to engage in the business of manufacturing and marketing medical diagnostic stains and solutions and related equipment, which business operations were conducted prior to that time as an unincorporated division of Biomune called the Volu-Sol Medical Division. Biomune purchased the assets comprising the Volu-Sol Medical Division in December 1991 from Logos Scientific, Inc. After the Company's incorporation, Biomune transferred all of the assets of the Volu-Sol Medical Division to the Company. Through fiscal 1995, Volu-Sol operated out of leased facilities in Henderson, Nevada. On October 16, 1995, the Company relocated to West Valley City, Utah (a suburb of Salt Lake City, Utah), where it continues to have its manufacturing facility and corporate offices.

On or about December 31, 1997, approximately 2,111,216 shares of the Company's $.0001 par value Common Stock, constituting all of the issued and outstanding shares of the Company's Common Stock, are to be distributed pro rata as a stock dividend to the holders of the Common Stock of Biomune as of March 5, 1997 (the "Distribution"). As a consequence of the Distribution, the Company, effective October 1, 1997, ceased to be a subsidiary of Biomune and commenced operations as a separate, independent company. The Company will continue the same operations as it conducted while it was a subsidiary of Biomune.

Volu-Sol employs nine persons full-time. Its corporate offices are located at 5095 West 2100 South, Salt Lake City, Utah 84120. This location has approximately 2,500 square feet of office space and approximately 9,000 square feet of warehouse space. The premises are occupied pursuant to a five-year Commercial and Industrial Lease effective as of October 16, 1995, with an option to renew for an additional five years at the end of the initial term. The building is in good condition and repair and Volu-Sol believes that the facility should accommodate its operations and projected growth for at least the next 12 months. Its telephone number is (801) 974-9474.

                             THE DISTRIBUTION

Generally

The Distribution will be made on the Distribution Date to the holders of Biomune Common Stock at the close of business on March 5, 1997 (the Distribution Record Date) on the basis of one share of Volu-Sol Common Stock for each ten shares of Biomune Common Stock held of record as of such time. No certificates or scrip representing fractional shares of Volu-Sol Common Stock will be issued. Fractions of one-half or larger of a share will be rounded up and fractions of less than one-half will be rounded down to the nearest whole number of shares of Volu-Sol Common Stock.

On July 27, 1995, in connection with the incorporation of the Company as a wholly owned subsidiary of Biomune, 10,000 shares of the Company's Common Stock, consisting of all of the issued and outstanding shares of Common Stock
prior to the Distribution, were issued to Biomune.   Prior to the
Distribution, the Company's Common Stock will be subject to a forward split of approximately 211 for 1 to permit the issuance of a sufficient number of shares to the shareholders of record of Biomune as of March 5, 1997. At the close of business on the Distribution Record Date there were 21,112,156 shares of Biomune Common Stock issued and outstanding, held of record by approximately 1,070 holders. Accordingly, an aggregate of approximately 2,111,216 shares of Volu-Sol Common Stock will be distributed to such holders on the Distribution Date. In addition, the Company will reserve a total of 323,118 shares of Common Stock for future issuance upon conversion of the Biomune Preferred Stock outstanding at March 5, 1997, as well as 709,602 shares for issuance upon the exercise of the Add-on Volu-Sol Options and 247,059 shares for issuance upon exercise of the Biomune Warrants.

NO HOLDER OF BIOMUNE COMMON STOCK WILL BE REQUIRED TO MAKE ANY PAYMENT FOR THE SHARES OF VOLU-SOL COMMON STOCK TO BE RECEIVED IN THE DISTRIBUTION, OR TO SURRENDER OR EXCHANGE SHARES OF BIOMUNE COMMON STOCK, OR TO TAKE ANY OTHER ACTION IN ORDER TO RECEIVE VOLU-SOL COMMON STOCK TO WHICH THEY ARE ENTITLED IN THE DISTRIBUTION.

Expenses of the Distribution

It is estimated that the direct legal, financial advisory, accounting, printing, mailing and other expenses (including the fees of Biomune's and Volu-Sol's stock transfer agents) will total approximately $150,000, and will be borne 50% by Volu-Sol and 50% by Biomune. These expenses do not include any of the costs associated with the time spent by Biomune's and Volu-Sol's officers and accounting and other personnel in connection with the Distribution or other internal costs of either corporation. Upon request, Biomune will pay the reasonable expenses of brokerage firms, custodians, nominees and fiduciaries who are record holders of Biomune Common Stock for forwarding this Information Statement to the beneficial owners of such shares.

Reasons for the Distribution

The Distribution is designed to separate Biomune's interests in the medical diagnostic stain business from its nutritional, pharmaceutical and nutraceutical research, development, marketing and distribution businesses. The medical diagnostic stain business conducted by Volu-Sol uses a distinctly different distribution network from that employed by Biomune. The separation of the two businesses will permit each entity to focus on its primary markets without concern for the objectives of or distractions caused by the business needs and activities of the other entity.

The separation of the business activities will allow investors in Biomune to evaluate the merits and outlooks of Biomune's research and development, nutritional supplements and pharmaceutical/nutraceutical activities apart from the medical diagnostic stain business conducted by Volu-Sol. Management believes, although there is no assurance, that by separating Biomune from Volu-Sol and allowing the market to establish a separate valuation for Volu-Sol, the Distribution may result in an increase in the long-term value of Biomune's shareholders' current investment in Volu-Sol. The Distribution would also give current and potential investors the opportunity to direct future investment to their specific area of interest, or to continue to retain an interest in both entities. The separate market valuation for Volu-Sol should also enhance Volu-Sol's ability to attract, motivate and retain high quality employees by designing effective incentive-based compensation programs based solely on Volu-Sol's performance. Finally, as part of the Biomune organization, Volu-Sol is one of several business activities competing for allocation of Biomune's financial resources. As a separate public company, however, Volu-Sol would be able to issue its own securities and seek to raise capital and effect acquisitions using its own securities and other resources. Notwithstanding the foregoing, there is currently no market for the Volu-Sol Common Stock and there is no assurance that a market will ever develop for such securities.

Certain Consequences of the Distribution

As a result of the Distribution, Biomune's interests in the medical diagnostic stain industry will be owned and operated by a separate publicly held company. The Biomune shareholders as of the Distribution Record Date will own the same interest in each of Biomune and Volu-Sol that they held in Biomune at the Distribution Record Date, but in the form of separate securities, i.e., Biomune Common Stock and Volu-Sol Common Stock. The Distribution will not affect the number of outstanding shares of Biomune Common Stock or the rights of any Biomune shareholder with respect thereto.

Restrictions on Transfer

The shares of Volu-Sol Common Stock distributed to the Biomune shareholders pursuant to the Distribution will be freely transferable under the Securities Act, except for shares received by persons who may be deemed to be "affiliates" of Volu-Sol as that term is defined in Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of Volu-Sol after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, Volu-Sol and may include certain officers and directors of Volu-Sol as well as principal shareholders of Volu-Sol. Persons who are affiliates of Volu-Sol will be permitted to sell their shares of Volu-Sol Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions provided by Section 4(2) of the Securities Act or Rule 144 thereunder.

Certain Federal Income Tax Consequences of the Distribution

The Distribution is intended to qualify as a tax-free distribution under
Section 355 of the Internal Revenue Code (the "Code"). Although the Company believes that the Distribution will qualify as a tax-free distribution, the Company does not intend to seek a ruling from the IRS to that effect. So long as the Distribution qualifies under Section 355 of the Code, neither Biomune nor Volu-Sol will recognize any income, gain or loss with respect to the Distribution and Biomune shareholders will not recognize any income, gain or loss upon the receipt of Volu-Sol Common Stock.

A Biomune shareholder's tax basis for the Biomune Common Stock with respect to which Volu-Sol Common Stock is received will be apportioned between such shares of Biomune Common Stock and such shares of Volu-Sol Common Stock in proportion to the fair market value of each on the Distribution Date. Such allocation must be calculated separately for each block of shares of Biomune Common Stock with respect to which Volu-Sol Common Stock is received, that is, separately for each block of Biomune Common Stock that was purchased at different times or at different costs. The holding period for such Volu-Sol Common Stock received will include the period during which such shares of Biomune Common Stock were held provided that such shares of Biomune Common Stock are held as a capital asset.

The U.S. Treasury Regulations governing Section 355 of the Code require that each Biomune shareholder who receives Volu-Sol Common Stock pursuant to the Distribution attach a statement to his or her federal income tax return for the taxable year in which he or she receives such stock, which statement shows the applicability of Section 355 of the Code to the Distribution. Biomune will provide each Biomune shareholder with the information necessary to comply with this requirement.

Neither Volu-Sol nor Biomune is aware of any present facts or circumstances which would cause the assumptions upon which the above tax treatment is based to be untrue. However, certain extraordinary purchases of Biomune Common Stock or Volu-Sol Common Stock, and other events which are not within the control of Biomune or Volu-Sol, could cause the Distribution not to qualify as tax-free. The Distribution Agreement between Biomune and Volu-Sol provides that notwithstanding anything to the contrary in such Agreement if, as a result of the acquisition of all or a portion of the capital stock or assets of Volu-Sol, the Distribution fails to qualify as a tax-free distribution under Section 355 of the Code, then Volu-Sol and Biomune will be equally liable for payment of any and all increases in corporate tax attributable thereto.

Should the Distribution ultimately be determined not to qualify under Section 355 of the Code, Biomune shareholders would be required to recognize ordinary dividend income upon their receipt of Volu-Sol Common Stock in an amount equal to the fair market value of such Volu-Sol Common Stock on the Distribution Date. Biomune shareholders would have a tax basis for such Volu-Sol Common Stock equal to such fair market value and the tax basis for their Biomune Common Stock would not be affected. Biomune would recognize gain upon the Distribution equal to the excess of any of the fair market value of the Volu-Sol Common Stock distributed on the Distribution Date over Biomune's tax basis for such Volu-Sol Common Stock.

THE FOREGOING SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION REPRESENTS THE OPINION OF MANAGEMENT AND IS PROVIDED FOR GENERAL INFORMATION ONLY AND MAY NOT APPLY TO BIOMUNE SHAREHOLDERS WHO ACQUIRE THEIR SHARES IN CONNECTION WITH THE GRANT OF A SHARE OF RESTRICTED STOCK OR OTHERWISE AS COMPENSATION, WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES, OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. ALL BIOMUNE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

Treatment of Outstanding Biomune Stock Options

Certain officers, directors and employees of Biomune have been granted options to purchase shares of Biomune Common Stock (the "Biomune Options"). The Biomune Options have been granted pursuant to various stock plans of Biomune (the "Biomune Plans"). The Biomune Plans give the committee of the Biomune Board that administers the plans (the "Biomune Plan Committee") the authority to make equitable adjustments to outstanding Biomune Options in the event of certain transactions, such as the Distribution.

The Biomune Plan Committee and the Biomune Board have determined that, immediately prior to the Distribution, each Biomune Option will be divided into two separately exercisable options: (i) an option to purchase Volu-Sol Common Stock (the "Add-on Volu-Sol Option") in an amount that would have been issued in the Distribution in respect of the shares of Biomune Common Stock subject to the applicable Biomune Option, if such Biomune Option had been exercised in full immediately prior to the Distribution Record Date, and containing substantially equivalent terms as the existing Biomune Option, and
(ii) an option to purchase Biomune Common Stock (an "Adjusted Biomune Option"), exercisable for the same number of shares of Biomune Common Stock as the corresponding Biomune Option had been. The per share exercise price of the Biomune Option will remain the same in the Adjusted Biomune Option, and all other terms of such Biomune Option will remain the same in all material respects. The Add-on Volu-Sol Option will carry an option exercise price per share equal to the price per share of the exercise price under the Biomune Option.

As a result of the foregoing, certain persons who remain Biomune employees or non-employee directors after the Distribution will hold both Adjusted Biomune Options and separate Add-on Volu-Sol Options. The obligations with respect to the Adjusted Biomune Options and Add-on Volu-Sol Options held by Biomune employees and non-employee directors following the Distribution will be obligations solely of Biomune. The Company will reserve 709,602 shares of Common Stock for issuance upon the exercise of the Add-on Volu-Sol Options.

Effects of the Distribution on Outstanding Preferred Stock of Biomune

Upon conversion of the outstanding shares of Biomune Preferred Stock of any series held at March 5, 1997, the holders of such shares of Preferred Stock also will receive one share of Volu-Sol Common Stock for every ten shares of Biomune Common Stock received in the conversion. No shares of Volu-Sol Common Stock will be issued in respect of dividends accruing on the Preferred Stock after March 5, 1997. Accordingly, the Company will reserve 323,118 shares of Volu-Sol Common Stock for issuance at such time as the Biomune Preferred Stock is converted to Biomune Common Stock.

For purposes of each of the above adjustments, the determination of the Biomune Board as to the fair market value of the Volu-Sol Common Stock distributed in the Distribution shall be conclusive.

Effects of the Distribution on Certain Rights to Acquire Biomune Common Stock

Biomune has granted rights to purchase Biomune Common Stock in the form of warrants (the "Biomune Warrants"). Under the agreements governing the grant and exercise of the Biomune Warrants, Biomune has agreed to issue to the holders of such rights securities otherwise issuable with respect to the Biomune Common Shares underlying the Biomune Warrants if and to the extent the Biomune Warrants are exercised. Consequently, if the holders of the Biomune Warrants exercise their rights thereunder, Biomune must issue to those holders one share of Volu-Sol Common Stock for each ten shares of Biomune Common Stock issued in connection with such exercise. Volu-Sol has agreed to sell to Biomune 247,059 shares of Volu-Sol Common Stock required to meet this obligation of Biomune at such time and from time to time as the Biomune Warrants may be exercised. The purchase price of such shares of Volu-Sol Common Stock will be a sum equal to 10% of the consideration received by Biomune in exercise of the Biomune Warrants.

Trading of Volu-Sol Common Stock

There is currently no public market for Volu-Sol Common Stock. There can be no assurance as to the prices which trading in Volu-Sol Common Stock may occur after the Distribution. Until Volu-Sol Common Stock has been fully distributed and an orderly trading market developed, the prices at which trading in such stock occurs may fluctuate significantly. There can be no assurance that an active trading market in Volu-Sol Common Stock will develop or be sustained in the future.

The prices at which Volu-Sol Common Stock may trade will be determined by the marketplace and may be influenced by many factors including, among others, Volu-Sol's performance and prospects, the depth and liquidity of the market for Volu-Sol Common Stock, investor perception of Volu-Sol and of the medical diagnostic stain industry, Volu-Sol's dividend policy, general financial and other market conditions, and domestic and international economic conditions. In addition, financial markets have experienced extreme price and volume fluctuations that have affected the market price of many smallcap stocks and that at times could be viewed as unrelated or disproportionate to the operating performance of such companies. Such fluctuations have also affected the share prices of many newly public issuers. Such volatility and other factors may materially adversely affect the market price of Volu-Sol Common Stock.

Volu-Sol initially will have approximately 1,070 shareholders of record, based upon the number of record holders of Biomune Common Stock on the Distribution Record Date.

Arrangements Between Biomune and Volu-Sol After the Distribution

Following the Distribution, Volu-Sol and Biomune will operate independently and neither will have any stock ownership, beneficial or otherwise, in the other. For purposes of governing the ongoing relationship between Biomune and Volu-Sol after the Distribution, and to provide mechanisms for an orderly transition, on or before the Distribution Date, Volu-Sol and Biomune will enter into various agreements, including the Distribution Agreement.

                         SUMMARY FINANCIAL DATA

The Summary Financial Data set forth below for the fiscal years ended
September 30, 1994, 1995 and 1996 have been derived from the audited financial statements of Volu-Sol and Biomune, as applicable. The Summary Financial Data set forth below for the nine months ended June 30, 1996 and 1997 have been derived from the unaudited financial statements of Volu-Sol and Biomune and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of the results for such periods. This Summary Financial Data should be read in conjunction with Management's Discussion and Analysis or Plan of Operation, and the financial statements of Volu-Sol and Biomune and related notes thereto, included elsewhere or incorporated by reference in the Information Statement.

                                VOLU-SOL

Statement of Operations Data:
                                                                                             Nine Months
                                                 Years Ended September 30,                   Ended June 30,
                                              -----------------------------------       ------------------------
                                                1994         1995        1996             1996           1997
                                              ----------   ---------  -----------       -----------   ----------
     Sales                                    $ 365,189    $458,981   $  434,691        $ 338,016     $ 368,731
     Loss from operations                      (330,366)   (617,785)  (1,369,431)        (771,445)     (475,663)
     Other income (expense)                      12,216        -         (32,791)         (32,791)         -
     Net loss                                  (318,150)   (617,785)  (1,402,222)        (804,236)     (475,663)
     Pro forma net loss per common share(1)                                (0.66)           (0.38)        (0.23)

Balance Sheet Data:

                                                                  September 30,              June 30,
                                                               ---------------------
                                                                 1995        1996              1997
                                                               ---------  ----------        ----------
     Current assets                                            $200,479   $ 199,677         $368,884
     Property and equipment, net                                 51,334     334,872          285,211
     Intangible and other assets, net                           297,263       6,249            6,199
     Total assets                                               549,076     570,798          660,294
     Current liabilities                                         80,316     105,297          440,332
     Stockholder's equity                                       468,760     435,501          219,962

(1) Presented on a pro forma basis assuming total common shares of 2,111,216 to be outstanding upon completion of the Distribution.

                                      BIOMUNE

Statement of Operations Data:

                                                Years Ended September 30,                          Nine Months Ended June 30,
                                      ----------------------------------------------------  -------------------------------------
                                          1994          1995             1996                 1996               1997
                                      -----------   -----------  -------------------------  -----------  ------------------------
                                                                 Actual       Pro Forma(1)               Actual       Pro Forma(1)
                                                                 -------------------------               ------------------------
Sales                                 $   365,189   $   458,981  $  436,691   $    2,000    $  338,016   $  673,868   $  305,137
Loss from operations                   (4,475,497)   (4,095,355  (6,625,265)  (5,255,834)   (4,653,489)  (4,578,027)  (4,102,364)
Other income (expense)                    177,124       472,382     202,645      235,436       220,518      201,306      201,306
Net loss applicable to common shares   (4,746,718)   (3,740,444) (6,513,819)  (5,111,597)   (4,505,645)  (5,419,919)  (4,944,256)
Net loss per common share             $     (0.35)  $     (0.22) $    (0.35)  $    (0.27)   $    (0.24)  $    (0.26)  $    (0.23)
Weighted average common shares
 outstanding                           13,630,334    17,114,407  18,799,194   18,799,194    18,946,521   21,120,550   21,120,550

Balance Sheet Data:

                                                      September 30.                      June 30,
                                               --------------------------
                                                  1995          1996                       1997
                                               --------------------------      ----------------------------
                                                                                 Actual       Pro Forma (1)
                                                                               -------------  -------------
Current assets                                 $ 5,767,643    $8,339,394       $3,689,280     $3,320,396
Property and equipment, net                        105,763       434,205          390,490        105,279
Other assets                                       845,014       498,403          445,893        704,194
Total assets                                     6,718,420     9,272,002        4,525,663      4,129,869
Current liabilities                                389,245       625,477          605,593        429,761
Stockholders' equity                             6,329,175     8,646,525        3,920,070      3,700,108

[Footnote on following page.]

(1) Gives effect to the Distribution of Volu-Sol common stock to the shareholders of Biomune as if such distribution had occurred on October 1, 1995 for purposes of the statements of operations and as of June 30, 1997 for purposes of the balance sheet. See "Unaudited Pro Forma Condensed Consolidated Financial Data" included elsewhere in the Information Statement.

                            INCORPORATION BY REFERENCE

To the extent necessary to provide shareholders with information regarding stock ownership of Biomune, management and executive compensation of Biomune, the business and financial condition of Biomune and certain transactions and relationships involving Biomune and/or its affiliates, the following documents filed by Biomune with the Commission are incorporated herein by reference:

     (1) The Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

     (2) The Company's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997;

     (3) Definitive Proxy Statement on Schedule 14A, filed September 8, 1997 relating to the Company's Annual Meeting of Shareholders held in October 1997;

     (4)   Annual Report to Shareholders 1997;

     (5) Current Reports on Form 8-K filed July 23, 1997 and November 10, 1997 relating to the acquisition of Rockwood Cosmetics, Inc. ("Rockwood"); and

     (6) Current Report on Form 8-K filed November 10, 1997 relating to the reverse split of the Company's Common Stock.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

The Company will provide, without charge, to each person to whom a copy of this Information Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: Michael G. Acton, Chief Financial Officer, Biomune Systems, Inc., 2401 South Foothill Drive, Salt Lake City, Utah 84109-1405, telephone number (801) 466- 3441.

                                 THE COMPANY

Volu-Sol was incorporated in Utah on July 27, 1995, as a wholly owned subsidiary of Biomune. The Company was organized to engage in the business of manufacturing and marketing medical diagnostic stains and solutions and related equipment, which business operations were conducted prior to that time as an unincorporated division of Biomune called the Volu-Sol Medical Division. Biomune purchased the assets comprising the Volu-Sol Medical Division in December 1991 from Logos Scientific, Inc. After the Company's incorporation, Biomune transferred all of the assets of the Volu-Sol Medical Division to the Company. Through fiscal 1995, Volu-Sol operated out of leased facilities in Henderson, Nevada. On October 16, 1995, the Company relocated to West Valley City, Utah (a suburb of Salt Lake City, Utah), where it continues to have its manufacturing facility and corporate offices.

On the Distribution Date, 2,111,216 shares of the Company's $.0001 par value Common Stock, constituting all of the issued and outstanding shares of the Company's Common Stock, are to be distributed pro rata as a stock dividend to the holders of the Common Stock of Biomune as of March 5, 1997. Following the Distribution, approximately 323,118 shares of Volu-Sol Common Stock will also be issuable to holders of Preferred Stock issued by Biomune at the time such shares are converted to Biomune Common Stock. In addition, Volu-Sol has agreed to sell Biomune shares of Common Stock for the purpose of allowing Biomune to issue Volu-Sol Common Stock upon the exercise of the Biomune warrants. As a consequence of the Distribution, effective October 1, 1997, the Company ceased to be a subsidiary of Biomune and commenced operations as a separate, independent company. The Company will continue the same operations as it conducted while it was a subsidiary of Biomune.

Business Strategy

The Company's primary business strategy is to capitalize on the global medical diagnostic industry by providing "building block" stains and reagents which are not subject to regulatory overview or the risk and volatility inherent in developing pharmaceuticals, and to grow through the selective acquisition of medical distributors, and complementary devices and product lines. The Company's strategy includes the following elements:

Acquire Complementary Businesses, New Products and Technologies. The Company intends to evaluate potential acquisitions of distributors and complementary products and businesses from time to time and to consummate transactions in those situations where there is an appropriate economic and strategic fit.

Expand Distribution. The Company intends to increase its distribution base through acquisition of distributors and through agreements with independent distributors. The Company expects to increase sales through the addition of more focused and committed sales personnel who work only for the Company, thereby eliminating up to 35% in mark-up presently paid to independent distributors. The payroll and related costs of in-house sales personnel will offset to some degree the savings expected to be achieved from eliminating the mark-up associated with the use of an outside sales force.

Develop Broader Product Lines. The Company offers over 70 products in four major product lines in an effort to serve effectively a diverse and highly decentralized industry. The Company believes that its many and diverse products economically and reliably address the needs of medical diagnosticians and laboratory technicians. Nevertheless, the Company recognizes that it can improve its revenue-generating capacity by adding to its existing product line.

Offer Top Quality Products. The Company constantly strives to offer products with the greatest purity and reliability possible through its quality control system. It intends to continue to assure the quality of its product line.

Outsource Non-Stain Manufacturing. To minimize capital requirements associated with the manufacture of products other than stains, solutions and other chemicals, the Company intends to continue to take advantage of strategic alliances with third-party manufacturers.

Esprit de Corps. The Company seeks to create a team spirit among its employees, foster awareness of the Company's objectives and strategies at all levels within the Company, and reward meritorious performance with compensation and other incentives. The Company believes this creates loyalty to the Company and pride in its products, which translates into greater product quality and enhanced customer service.

Business Plan

The Company intends to continue to implement its Business Strategy by completing a private placement (the "Offering") of the Company's Series A 10% convertible non-voting Preferred Stock ("Series A Preferred"). The Offering is intended to provide the Company with gross proceeds of up to $2,400,000. The offering is to accredited investors as that term is defined by Rule 501 of Regulation D, promulgated under the Securities Act. These proceeds will be used to repay debt to Biomune (totaling approximately $390,500 through the date of this Information Statement), pay the expenses of the Offering and the Distribution (including legal and accounting fees in each transaction, estimated to be approximately $75,000), and finance the Company's operations within the framework of the Business Strategy. The primary focus will be on the acquisition of distributors and additional products to expand the current product line. As of December 15, 1997, the Company had received subscriptions to purchase $1,300,000 of Series A Preferred, for which cash of $400,000 had been received. Payments with respect to the remaining subscriptions are due as follows: $300,000 immediately, $300,000 on or before January 15, 1998, and $300,000 on or before March 1, 1998.

During the time the Company operated as a division and subsidiary of Biomune, its chief focus was to manufacture and sell products to a distinct segment of a much larger market. As a separate entity, the Company will seek to broaden its base in the medical supply industry through adding in-house distribution capacity to its present business. Specifically, the Company will look to acquire small medical distributors, having 3-5 representatives and annual sales of between $2.0 and $3.5 million. The Company expects that such acquisitions will expand the capacity for distributing the Company's products, as well as add to the number of products being sold by or through the Company. The Company has not had discussions or entered into negotiations with any acquisition candidates. Sales through in-house representatives are expected to reduce the cost of distribution by as much as 35% thereby increasing profitability. The primary focus will continue to be the medical diagnostic stain business. With its own distribution, the Company believes it can expand sales much more quickly than if it continues relying upon large independent distributors who may sell or represent many other products or manufacturers, including some that are unrelated to the Company's product line.

Volu-Sol's Medical Diagnostic Industry Operations

The Company provides supplies to certain segments of the medical diagnostics industry, which the Company believes to be a $6 to $8 billion industry globally. An important aspect of the medical diagnostic industry is the ability of medical professionals to diagnose pathologies and otherwise assess conditions of body fluids and tissues by microscopically analyzing slides containing samples of the fluids or tissues. To enhance the ability of medical practitioners and researchers to accurately assess samples and render diagnoses based on those samples, microscope slides are prepared by smearing a suspension containing the target biological sample on the slide. The slide is then allowed to dry or is heated on a slide warmer to affix the sample to the slide. The slide is then treated with one or more chemical stains or reagents, according to the type of stain used and the types of conditions being assessed. The effect of this staining process is to highlight or detect certain properties of or abnormalities in the sample.

Stains are of two general types: (1) simple stains consisting of the addition to the slide-mounted sample of one dye that serves to delineate certain characteristics, but leaves all of the microscopic structures the same hue;
and (2) differential stains consisting of more than one dye added in multiple steps, which has the effect of highlighting different structures or properties of the sample with different colors. A host of different medical diagnostic stains, solutions and chemical agents are used with different tissue samples and to highlight or detect different tissue characteristics or abnormalities. The Company estimates that the current global market for such staining products is over $75 million annually.

Current Product Line

Stains, Solutions, Reagents, and Related Equipment. The Company manufactures and markets a diversified line of simple and differential stains and solutions as well as related equipment used by commercial and research laboratories as well as medical clinics, hospitals, physician-operated laboratories ("POLs") and veterinary clinics. Volu-Sol's staining product line includes over 90 separate products that are marketed to the hematology, microbiology, mycology and histology/cytology segments of the medical diagnostics industry. The Company's stain solutions and related products are sold separately in various quantities or as integrated kits configured to the requirements of specified diagnostic devices produced by a variety of manufacturers. In addition to sales of its own stains, solutions and other chemical products, Volu-Sol has contracted with several original equipment manufacturers ("OEMs") with respect to manufacturing and packaging medical diagnostic stains for distribution by these OEMs.

The Definitive Slide Stainer Device. In addition to manufacturing and selling stains, solutions buffers and other biochemical products and related equipment, in fiscal 1997, the Company introduced and commenced the contract manufacturing and marketing of the Definitive Slide Stainer Device (the "Definitive"), an automated staining device that improves the efficiency and accuracy of small to medium-scale slide staining laboratory operations. The Definitive is capable of staining up to three slides simultaneously under controlled conditions. The Definitive's chief advantages are its small size (having a footprint of just 12 inches wide by 14 inches long), its self-containment allowing it to be placed anywhere in the laboratory (as opposed to other staining devices which require placement in close proximity to drains and water supplies), its efficiency and reliability when compared to the chief alternative--manually preparing slides, and its relatively low cost. The Definitive achieves increased accuracy, reliability and consistency through the use of a proprietary microchip which regulates with exact precision the amount of reagent timing. That chip also automatically activates an alarm on the Definitive when the stain pack needs to be replaced. Although other automated staining devices are commercially available that are capable of staining as many as 70 to 100 slides simultaneously, such equipment is cost-prohibitive for smaller laboratories, research institutions and hospitals. The Company believes that the Definitive will fill an important market need for smaller laboratories, clinics and POLs, whose only alternative is labor-intensive, inefficient and less-reliable manual preparation of slides by laboratory technicians. The Company estimates that there is a $250 million market for automated staining devices.

The Company manufactures and markets various custom-designed stainer packs for use with the Definitive. The Company anticipates that as more units are sold over time, the provision of stainer packs for the devices will create a substantial opportunity to capitalize on a continuing stream of revenues. The Definitive is covered by a 1-year manufacturer's warranty that is serviced by Volu-Sol. Under that warranty arrangement, Volu-Sol will repair or replace any defective unit without charge to the end-purchaser. The same warranty is extended by the manufacturer to Volu-Sol. Consequently, the Company incurs no expense on repairs or replacements made under warranty.

Manufacturing

The Company historically has manufactured the majority of the stains, solutions, reagents, powders and other chemical compounds that make up its product line, and intends to continue to do so for the foreseeable future. Volu-Sol's chemical manufacturing process consists of the purchase by Volu-Sol of certain raw materials, including bulk chemicals such as alcohol, ethanol, methanol and various powders and stains. These chemicals are purchased from different suppliers and are widely available. The ingredients are then mixed in vats on Volu-Sol's premises in accordance with certain non-proprietary formulas. The finished stains are then bottled and appropriately labeled and sold through medical supply distributors and OEMs. Since it has been engaged in the medical diagnostic stain industry, the Company has refined its production capabilities such that it presently is able to manufacture its products to exacting clinical standards. It also has developed a quality control program that allows it to both maintain the reliability, integrity and uniformity of its product line and to quickly and accurately identify and resolve any potential problem by keeping detailed production records by lot. With respect to the ancillary equipment sold by the Company in connection with its stains, solutions, reagents, and other chemicals, such as glass slides, manual staining equipment, and other related laboratory equipment and supplies, such products are manufactured by third parties and can easily be obtained from a number of suppliers.

With respect to the Definitive, the Company has entered into a worldwide exclusive licensing agreement (the "License Agreement") with GG&B Engineering, Inc. ("GG&B"), a Texas corporation with its principal place of business in
Wichita Falls, Texas.   GG&B owns the technology underlying the proprietary
microchip that is packaged with the stain packs used with the Definitive. Under the License Agreement, GG&B manufactures the Definitive on an as-needed basis. GG&B also provides the proprietary microchip that is packaged with the stain packs. Other than copyright protection as to the code incorporated in the proprietary microchips, neither the Company nor GG&B claim any proprietary interest in the technology incorporated into the Definitive. Under the License Agreement, Volu-Sol is obligated to use its best efforts to promote the sale and distribution of the Definitive, in return for which GG&B must provide Volu-Sol with its requirements for the Definitive and microchips during the term of the Agreement, with a minimum purchase requirement of 600 units per year. Upon a default by the Company, GG&B has the right, under the License Agreement, to convert the license into a nonexclusive license and grant to others the right to distribute the Definitive upon written notice to Volu-Sol. The License Agreement was signed on October 21, 1996. Unless it is terminated earlier in accordance with its terms, the License Agreement is perpetual. As of September 30, 1997, the Company had purchased a total of 228 units. If it fails to meet its purchase obligations, the Company's business may be adversely affected. The Company will not meet its minimum purchase obligation for this calendar year. The manufacturer may exercise its right to convert the license and distributorship to a non-exclusive license and distributorship, which may adversely affect the ability of the Company to effectively market the Definitive or may adversely affect the number of units the Company is able to sell in future periods. The Company has no experience in manufacturing hardware devices such as the Definitive and does not have any manufacturing facilities for such products. Consequently, the Company is presently dependent and will continue to depend on third parties such as GG&B to manufacture products other than stains, solutions and other related chemical products. In the event that the Company's relationship with GG&B is disrupted or is no longer viable due to financial or other difficulties of GG&B or the Company, or otherwise, or if the Company is unable to obtain third-party manufacturing for any products it may add to its line in the future, its operations and ability to generate revenue would be adversely affected.

The manufacture of the Company's products is subject to the Food and Drug Administration's current Good Manufacturing Practices ("cGMP") regulations. These regulations require that the Company manufacture its products and maintain its documents in a prescribed manner with respect to manufacturing, testing and control activities. No assurance can be given that the Company's third-party manufacturers will comply with cGMP regulations or other regulatory requirements now or in the future. The Company's current dependence upon third parties for the manufacture of its products may adversely affect its profit margin, if any, on the sale of future products and the Company's ability to deliver products on a timely and competitive basis. The Company is inspected on a routine basis for compliance with applicable FDA laws and regulations, in particular the extent to which it observes cGMP regulations in connection with the manufacture of its chemical products. Further, the Company is required to comply with various FDA requirements for labeling. If the FDA believes the Company is not in compliance with the applicable laws or regulations, it can institute proceedings to detain or seize the Company's products, issue a recall, enjoin future violations and assess civil and criminal penalties against the Company, its officers or its employees. The FDA may proceed to ban, or request recall, repair, replacement or refund of the cost of any product manufactured or distributed by the Company.

Quality Control

The Company places great emphasis on providing quality products to its customers. An integrated network of quality systems, including control procedures that are implemented by technically trained professionals, result in strict requirements for manufacturing and packaging materials. On a statistical sampling basis, a quality assurance organization tests components and finished goods at different stages in the manufacturing process to assure that exacting standards are met. Customers may return defective merchandise for credit or replacement. In recent years, such returns have been insignificant.

Marketing and Sales

The Company markets and sells its products through a network of regionally located medical diagnostic laboratory supply distributors. The Company also employs in-house sales personnel who are involved in sales through direct personal contact with potential customers and attendance at industry and trade shows. The Company intends to expand its in-house distribution capacity through acquisition of small medical products distributors. The Company intends to increase its marketing and sales efforts, capital permitting, by attending more trade shows, establishing distributor relationships in Europe, South America and Asia, and placing advertisements in periodic trade journals and publications.


Availability of Raw Materials

The principal raw materials for the stains, solutions and other chemical products of the Company are "off-the-shelf" bulk chemicals that can be purchased from any of a number of chemical companies. The Company believes that it maintains adequate supplies of raw materials on hand to allow it to continue to manufacture products and meet customer demand, and that those materials that it does not produce internally are readily available from multiple sources.

Competition

The Company believes that its products have a good reputation in the marketplace and are competitively priced. However, the medical diagnostic industry in general and the medical diagnostic stain industry in particular are, or potentially could be very competitive. Several large chemical, medical and laboratory supply companies could dominate the market, many if not all of which have vastly greater manufacturing capabilities, financial resources, scientific expertise, research resources and much more pervasive, mature and experienced marketing operations. Accordingly, Volu-Sol is subject to intense competition and is subject to the pricing and distribution policies of these large competitors. Currently, Volu-Sol's sales amount to less than 1% of total industry sales. There can be no assurance that, in light of the level of competition in the industry in which the Company operates, it will be able to achieve or sustain profitable operations.

Patents and Proprietary Rights

The Company does not own any patents and does not believe that patent protection is available for any of its products or processes. To the extent that the Definitive and the stain packs that are marketed for use with that device incorporate proprietary technologies, the Company licenses such technologies from GG&B under the License Agreement. The Company claims the name "Volu-Sol" as a trademark. The Company also believes that certain aspects of its manufacturing, production and marketing operations are proprietary and has generally sought to protect its interests by treating its know-how as trade secrets and by requiring all employees to execute confidentiality agreements with the Company. The Company believes that its processes can only be understood from direct observation and are not ascertainable by examination of the end product. However, there can be no assurance that others will not independently develop the same or similar information, obtain unauthorized access to the Company's proprietary information or misuse information to which the Company has granted access.

Government Regulation

Following are brief summaries of some of the Federal laws and regulations which may have an impact on the Company's business. These summaries are only illustrative of the extensive regulatory requirements of the Federal, state and local governments and are not intended to provide the specific details of each law or regulation.

The Clean Air Act, as amended, and the regulations promulgated thereunder, regulates the emission of harmful pollutants to the air outside of the work environment. Federal or state regulatory agencies may require companies to acquire permits, perform monitoring and install control equipment for certain pollutants.

The Clean Water Act, as amended, and the regulations promulgated thereunder, regulates the discharge of harmful pollutants into the waters of the United States. Federal or state regulatory agencies may require companies to acquire permits, perform monitoring and to treat waste water before discharge to the waters of the United States or a Publicly Owned Treatment Works.

The Occupational Safety and Health Act of 1970 ("OSHA"), including the Hazard Communication Standard ("Right to Know"), and the regulations promulgated thereunder, requires the labeling of hazardous substance containers, the supplying of Material Safety Data Sheets ("MSDS") on hazardous products to customers and hazardous substances the employee may be exposed to in the workplace, the training of the employees in the handling of hazardous substances and the use of the MSDS, along with other health and safety programs.

The Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated thereunder, requires certain procedures regarding the treatment, storage and disposal of hazardous waste.

The Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, and the regulations promulgated thereunder, require notification of certain chemical spills and notification to state and local emergency response groups of the availability of MSDS and the quantities of hazardous materials in the Company's possession.

The Toxic Substances Control Act of 1976, requires reporting, testing and pre-manufacture notification procedures for certain chemicals. Exemptions are provided from some of these requirements with respect to chemicals manufactured in small quantities solely for research and development use.

The Department of Transportation has promulgated regulations pursuant to the Hazardous Materials Transportation Act, referred to as the Hazardous Material Regulations ("HMR"), which set forth the requirements for hazard labeling, classification and packaging of chemicals, shipment modes and other goods destined for shipment in interstate commerce.

Without limiting the generality of the foregoing, a summary of how certain specific governmental regulations affect the Company's operations is as follows: The Company engages principally in the business of selling products which are not foods or food additives, drugs or cosmetics within the meaning of the Federal Food, Drug and Cosmetic Act, as amended (the "FDC Act"). Nevertheless, the chemicals used to produce the medical diagnostic stains manufactured and sold by Volu-Sol have a methanol base and generally are classified as hazardous materials, the use of which subjects the Company to one or more of the regulatory schemes described above. Additionally, the manufacturing and shipping operations of Volu-Sol are heavily regulated by federal, state and local environmental, health and safety authorities. Volu-Sol is subject to the FDA's cGMP standards and applicable Occupational Safety and Health Administration ("OSHA") regulations. Representatives of the FDA periodically conduct inspections at Volu-Sol's facilities regarding the cleanliness and safety standards followed in the manufacturing process. Moreover, representatives of OSHA periodically conduct inspections of Volu-Sol's facilities for compliance with applicable safety and health regulations. The Company believes that Volu-Sol is in compliance in all material respects with applicable environmental, health and safety laws, rules and regulations. There can be no assurance, however, that the Company will not in the future be found in violation of some or all of these regulations, which could materially and adversely affect the Company and its operations.

Research and Development

The Company has not invested material amounts in research and development because of the extent of the product line acquired when Biomune purchased the assets comprising the Volu-Sol business. The Company does not presently anticipate investing materially different amounts in research and development activities for the foreseeable future.

Dependence on Major Customers

Barrett Healthcare Corporation ("Barrett"), a former distributor of the Company's products, accounted for more than 10% of Volu-Sol's total revenues in fiscal years 1994 and 1995. During fiscal years 1994 and 1995 sales to Barrett accounted for approximately 15% and 17%, respectively, of Volu-Sol's (and prior to July 27, 1995, the Volu-Sol Medical Division's) total revenues. Barrett ceased operations in March 1996. Prior to ceasing operations, Barrett accounted for approximately 12% of Volu-Sol's sales through March 1996.
Except for Barrett, no other medical supply distributor or company has accounted for more that 10% of Volu-Sol's revenues. After Barrett, Hardy Diagnostics Corporation historically has been the next largest medical supply distributor for Volu-Sol's products, representing less than 10% of Volu-Sol's revenues. Almost 80% of Volu-Sol's sales are accomplished through medical supply distributors who carry a large range of products for medical laboratories.

Employees

The Company has 9 full time employees. The Company will, as needed, hire additional employees or sub-contract the balance of its personnel requirements through independent contractors. The Company's manufacturing operations do not require specially-skilled employees and the Company believes that it will be able to satisfy its labor requirements for the foreseeable future. None of the Company's employees are represented by a collective bargaining arrangement, and the Company believes its relationship with its employees is good.

                     CORPORATE STRUCTURE PRE-DISTRIBUTION

The medical diagnostic stain business is currently conducted by Biomune through its wholly owned subsidiary, Volu-Sol, Inc. Except for certain accounting and financial activities provided by Biomune, the Volu-Sol business operations are separate from the pharmaceutical and nutraceutical business of Biomune. The organization structure of Volu-Sol will not significantly change following the Distribution. The current officers and directors of Volu-Sol will continue to serve in the same capacities following the Distribution.

                             DISTRIBUTION AGENT

The Distribution Agent is American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005.

                      MANNER OF EFFECTING THE DISTRIBUTION

The general terms and conditions relating to the Distribution are set forth in the Distribution Agreement dated as of September 10, 1997, between the Company and Biomune. Biomune will effect the Distribution on the Distribution Date by delivering shares of Volu-Sol Common Stock to the Distribution Agent for distribution to the holders of record of Biomune Common Stock as of the close of business on the Distribution Record Date. The Distribution will be made on the basis of one share of Volu-Sol Common Stock for every ten shares of Biomune Common Stock held as of the close of business on the Distribution Record Date. The shares of Volu-Sol Common Stock will be fully paid and nonassessable, and the holders thereof will not be entitled to preemptive rights. See "Description of the Company's Capital Stock." It is expected that certificates representing shares of Volu-Sol Common Stock will be mailed to holders of record of Biomune Common Stock as soon as practicable after the Distribution Date.

HOLDERS OF BIOMUNE COMMON STOCK SHOULD NOT SEND CERTIFICATES TO THE COMPANY, BIOMUNE OR THE DISTRIBUTION AGENT. THE DISTRIBUTION AGENT WILL MAIL THE STOCK CERTIFICATES REPRESENTING SHARES OF VOLU-SOL COMMON STOCK AS SOON AS PRACTICABLE AFTER THE DISTRIBUTION DATE. BIOMUNE STOCK CERTIFICATES WILL CONTINUE TO REPRESENT SHARES OF BIOMUNE COMMON STOCK AFTER THE DISTRIBUTION IN THE SAME AMOUNT SHOWN ON THE CERTIFICATES.

No certificates or scrip representing fractional interests in shares of Company Common Stock will be issued to holders of Biomune Common Stock as part of the Distribution.

No holder of Biomune Common Stock will be required to pay any cash or other consideration for the shares of Volu-Sol Common Stock to be received in the Distribution or to surrender or exchange shares of Biomune Common Stock or to take any other action in order to receive Volu-Sol Common Stock pursuant to the Distribution.

                         RESULTS OF THE DISTRIBUTION

After the Distribution, the Company will be a separate public company which will own and operate the Volu-Sol business. The number and identity of the holders of Volu-Sol Common Stock immediately after the Distribution will be substantially the same as the number and identity of the holders of Biomune Common Stock on the Distribution Record Date. Immediately after the Distribution, the Company expects to have approximately 1,070 holders of record of Volu-Sol Common Stock and 2,111,216 shares of Volu-Sol Common Stock outstanding based on the number of record shareholders and outstanding shares of Biomune Common Stock as of the close of business on the Distribution Record Date and the distribution ratio of one share of Volu-Sol Common Stock for every ten shares of Biomune Common Stock. Following the Distribution, approximately 323,118 shares of Volu-Sol Common Stock will also be issuable to holders of Preferred Stock issued by Biomune at the time such shares are converted to Biomune Common Stock. Volu-Sol has agreed to sell Biomune shares of Common Stock for the purpose of allowing Biomune to issue Volu-Sol Common Stock upon the exercise of certain options and warrants for purchase of Biomune Common Stock (other than options granted pursuant to the Biomune Plans). The Distribution will not affect the number of outstanding shares of Biomune Common Stock or any rights of Biomune shareholders.

                  LISTING AND TRADING OF VOLU-SOL COMMON STOCK

There is not currently a public market for Volu-Sol Common Stock. Prices at which Volu-Sol Common Stock may trade following the Distribution cannot be predicted. Until Volu-Sol Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which Volu-Sol Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for Volu-Sol Common Stock, investor perception of the Company and the industry in which the Company participates, the Company's dividend policy and general economic and market conditions. Such prices may also be affected by certain provisions of the Company's Articles of Incorporation and Bylaws as each will be in effect following the Distribution, which may have an anti-takeover effect. See "Risk Factors".

The Volu-Sol Common Stock has not been approved for listing on any stock exchange. The Company intends to make application for listing at such time as it believes it may meet the listing requirements for such exchanges. It is the Company's belief that Volu-Sol Common Stock distributed to Biomune's shareholders in the Distribution will be freely transferable, except for (i) securities received by persons who may be deemed to be "affiliates" of Biomune within the meaning of Rule 144 promulgated under the Securities Act. In this case such persons may not publicly offer or sell Volu-Sol Common Stock received in connection with the Distribution except pursuant to a registration statement under the Securities Act or pursuant to Rule 144 and (ii) securities received by persons that were holders of restricted shares of Biomune Common Stock in which case such holders will receive Volu-Sol Common Stock containing the same such restrictions. For purposes of Rule 144(c), the Company will not be deemed to satisfy the currently available public information requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until 90 days after the Distribution Date.

On October 1, 1997, the Company filed with the Securities and Exchange Commission a Registration Statement on Form 10-SB under the Exchange Act. The Registration Statement has become effective by operation of law on December 1, 1997, at which time the Company became subject to the reporting requirements under the Exchange Act. Those requirements include the filing of quarterly and annual reports containing, among other things, interim and annual financial statements for the Company.

                REASONS FOR FURNISHING THE INFORMATION STATEMENT

This Information Statement is being furnished by Biomune solely to provide information to Biomune shareholders who will receive Volu-Sol Common Stock in the Distribution. It is not, and is not to be construed as an inducement or encouragement to buy or sell any securities of the Company or Biomune. The information contained in this Information Statement is believed by the Company and Biomune to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither the Company nor Biomune will update the information except in the normal course of their respective disclosure practices.

                                 RISK FACTORS

Shareholders of Biomune should be aware that the Distribution and ownership of Volu-Sol Common Stock involves certain risks, including those described below and elsewhere in this Information Statement, which could adversely affect the value of their holdings. Neither the Company nor Biomune makes, nor is any other person authorized to make, any representation as to the future market
value of Company Common Stock.   Any forward-looking statements contained in
this Information Statement should not be relied upon as predictions of future events. Such forward-looking statements may be found in the material set forth under "Summary of Certain Information," "Risk Factors" and "Management's Discussion and Analysis or Plan of Operation" as well as elsewhere in this Information Statement generally. Such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and that may be incapable of being realized. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Information Statement.

Absence of Profitable Operations

Between the time Biomune acquired the assets used in conducting its medical diagnostic supply business and July 1995 when the Company was incorporated and acquired those assets from Biomune, Biomune's medical diagnostic division did not have profitable operations. Moreover, from the Company's incorporation to date, the Company has not achieved profitable operations and continues to operate at a loss. The Company's present business strategy is to improve its profitability and cash flows by adding to its existing product line and expanding its sales and marketing efforts, including the addition of in-house sales personnel. These expanded sales and marketing efforts are expected to be funded through sales of the Company's securities and/or debt, including the Series A Preferred financing being conducted prior to and concurrent with the Distribution. While management believes the cash generated by operations together with the proceeds from the sale of shares of its Series A Preferred will satisfy the Company's ordinary cash requirements for at least 12 months, there can be no assurance that the Company will ever be able to achieve profitable operations or that it will not require additional financing to fulfill its business plan. As of December 15, 1997, the Company had received subscriptions to purchase $1,300,000 of Series A Preferred, for which cash of $400,000 had been received. Payments with respect to the remaining subscriptions are due as follows: $300,000 immediately, $300,000 on or before January 15, 1998, and $300,000 on or before March 1, 1998. See "Management's Discussion and Analysis or Plan of Operation."

"Going Concern" Issues

The financial statements of the Company have been prepared on the assumption that the Company will continue as a going concern. The Company's independent public accountants have issued their report dated August 15, 1997 that includes an explanatory paragraph stating that the Company's recurring losses and accumulated deficit raise substantial doubt about the Company's ability to continue as a going concern. The Company's product line is limited and it has been necessary to rely upon loans and capital contributions from Biomune to sustain operations. The Company intends to sell up to $2,400,000 in Series
A Preferred to unrelated accredited investors. As of December 15, 1997, subscriptions for $1,300,000 of Series A Preferred have been received by the Company in the offering, with payments made or to be made as described above. Management believes the proceeds from such offering will provide sufficient capital when combined with revenues from operations to meet the Company's operating cash needs for a minimum of 12 months. Additional financing may be required if the Company is to continue as a going concern. If such additional funding is needed and cannot be obtained, the Company may be required to scale back or discontinue its operations.

Uncertainty of Future Financial Results

Profitability depends upon many factors, including the success of the Company's marketing program, the Company's ability to identify and obtain the rights to additional products to add to its existing product line, expansion of its distribution and customer base, maintenance or reduction of expense levels and the success of the Company's business activities. The Company (since its incorporation in July 1995) has an accumulated deficit as of June 30, 1997 of $1,980,849. The Company anticipates that it will continue to incur operating losses in the future or until such time as it is able to successfully market the Definitive or other devices that it may yet add to its product line. The Company's ability to achieve profitable operations will also depend on its ability to develop and maintain an adequate marketing and distribution system. There can be no assurance that the Company will be able to develop and maintain adequate marketing and distribution resources. If adequate funds are not available, the Company may be required to materially curtail or cease its operations. See "Management's Discussion and Analysis or Plan of Operation."

Lack of Proprietary Technologies

The Company uses certain trademarks and tradenames with certain of its products. Nevertheless, the Company's core products, medical diagnostic stains and solutions and other biochemical products, as well as the Definitive, are not based on technology proprietary to the Company. Indeed, the majority of the Company's present product line is based on technology that is in the public domain and therefore there are effectively no entry barriers for potential competitors to the Company. The Company has entered into an exclusive license agreement with the third-party entity that owns the intellectual property rights associated with the Definitive and manufactures the Definitive for the Company. There can be no assurance that such third party entity will be able in the future to adequately protect its proprietary rights upon which the Definitive is based or that such third party will continue to manufacture the Definitive on terms favorable to the Company. If the third party fails to meet its obligations to manufacture a sufficient number of units for any reason, the Company would be forced to locate a new manufacturer for the Definitive which may disrupt and adversely affect the Company's operations.

Intense Competition

The medical diagnostic supply and biochemical industries, including those segments devoted to manufacturing and distributing laboratory equipment, stain solutions and chemical reagents are characterized by intense competition. The Company faces, and will continue to face, competition in the stain solution, reagent and related equipment fields. Many, if not most, of the Company's competitors and potential competitors are much larger and consequently have greater access to capital as well as to mature and highly sophisticated distribution channels. Some of the Company's larger competitors are able to manufacture chemical products on a much larger scale and therefore presumably would be able to take advantage of economies of scale not presently enjoyed by the Company. Moreover, many of the Company's competitors have far greater name recognition and experience in the medical diagnostic supply industry. There can be no assurance that competition from other companies will not render the Company's products noncompetitive.

Uncertainties Related to Ability to License Proprietary Technology

The Company historically has not been involved in research and development of new technologies. Consequently, the Company's success in adding to its existing product line will depend on its ability to acquire or otherwise license competitive technologies and products and to operate without infringing the proprietary rights of others, both in the United States and internationally. No assurance can be given that any licenses required from third parties will be made available on terms acceptable to the Company, or at all. If the Company does not obtain such licenses, it could encounter delays in product introductions while it attempts to adopt alternate measures, or could find that the manufacture or sale of products requiring such licenses is not possible. Litigation may be necessary to defend against claims of infringement, to protect trade secrets or know-how owned by the Company, or to determine the scope and validity of the proprietary rights of others. Such litigation could have an adverse and material impact on the Company and its operations.

Inability to Adequately Protect Proprietary Information

The Company relies upon unpatented trade secrets and improvements, unpatented know-how and continuing technological innovation to develop and maintain its competitive position, which it seeks to protect, in part, by confidentiality agreements with its employees and consultants. There can be no assurance that such agreements will not be breached or that they will be enforceable by the Company, or that the Company's trade secrets and know-how will not otherwise be compromised.

Uncertainty of Ability to Attract and Retain Key Management, Employees and Consultants

The Company is highly dependent on its executive officers and certain of its scientific, technical and operations employees. The loss of services of any of these personnel could impede the achievement of the Company's objectives. There can be no assurance that the Company will be able to attract and retain qualified executive personnel on acceptable terms.

Reliance on Third-Party Manufacturing

The Company's manufacturing experience and capabilities are limited to the manufacture of staining solution, reagent and certain related chemical compounds. With respect to the manufacturing of devices and equipment related to the staining solution products, including without limitation the Definitive, the Company has in the past used, and intends to continue to use, third-party manufacturing resources. Consequently, the Company is dependent on contract manufacturers for the production of existing products and will depend on third-party manufacturing resources to manufacture equipment and devices it may add to its product line in the future. In the event that the Company is unable to obtain or retain third-party manufacturing, it will not be able to continue its operations as they relate to the sale of equipment and devices. The Company's current dependence upon a third party for the manufacture of the Definitive may adversely affect its profit margins and the Company's ability to deliver products on a timely and competitive basis.

Environmental Risks

The chemical manufacturing processes of the Company involve the controlled use of hazardous materials. The Company is subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although the Company believes that its activities currently comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. In addition, there can be no assurance that the Company will not be required to incur significant costs to comply with environmental laws and regulations in the future.

Sufficiency of Marketing and Sales Capabilities

The Company sells its products to approximately 75 independent distributors who are free to resell the products. In order to achieve profitable operations, the Company must maintain its current base of sales staff and must expand that base in the future. There can be no assurance that the Company will be able to enter into arrangements with qualified sales staff if and when such additional staff are required. The Company's sales staff will compete with other companies that currently have experienced and well funded marketing and sales operations. To the extent that the Company enters into co-promotion or other marketing and sales arrangements with other companies, any revenues to be received by the Company will be dependent on the efforts of others, and there can be no assurance that such efforts will be successful.

Potential Product Liability Exposure and Limited Insurance Coverage

The use of any of the Company's existing or potential products in laboratory or clinical settings may expose the Company to liability claims. These claims could be made directly by persons who assert that inaccuracies or deficiencies in their test results were caused by defects in the Company's products. Alternatively, the Company could be exposed to liability indirectly by being named as a third-party defendant in actions brought against companies or persons who have purchased the Company's products. The Company has obtained limited product liability insurance coverage in the amount of $1 million per occurrence and $2 million in the aggregate. The Company intends to expand its insurance coverage on an as-needed basis as its sales revenue increases. However, insurance coverage is becoming increasingly expensive, and no assurance can be given that the Company will be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect the Company against losses due to liability. There can also be no assurance that the Company will be able to obtain commercially reasonable product liability insurance for any products added to its product line in the future. A successful product liability claim or series of claims brought against the Company could have a material adverse effect on its business, financial condition and results of operations.

Uncertainty Related to Health Care Reform Measures and Third-Party
Reimbursement

Political, economic and regulatory influences are likely to lead to fundamental change in the health care industry in the United States.
Numerous proposals for comprehensive reform of the nation's health care system have been introduced in Congress over the past years. In addition, certain states are considering various health care reform proposals. The Company anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery systems and payment methodologies, and that public debate of these issues will likely continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, the Company cannot predict which, if any, reforms will be adopted, when they may be adopted, or what impact they may have on the Company. The Company's ability to earn sufficient returns on its products may also depend in part on the extent to which reimbursement for the costs of such products will be available from government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost effectiveness of medical products and services, including medical diagnostic procedures. There can be no assurance that adequate reimbursement will be available or sufficient to allow the Company to sell its products on a competitive basis.

Certain Tax Considerations

Biomune has not sought or received and does not intend to seek a ruling from the IRS to the effect, among other things, that the Distribution will qualify as a tax free distribution under Section 355 of the Code. The Company believes that the distribution does qualify for tax free treatment under the Code. However, if the Distribution were not to qualify under Section 355 of the Code, then in general, a corporate tax would be payable by the consolidated group of which Biomune is the common parent based upon the difference between (i) the fair market value of Company Common Stock and (ii) the adjusted basis of Volu-Sol Common Stock. The corporate level tax would be payable one-half by Biomune and one-half by the Company. In addition, under the consolidated return regulations, each member of the consolidated group (including the Company) is severally liable for such tax liability. Furthermore, if the Distribution were not to qualify under Section 355 of the Code, then each holder of Biomune Common Stock who receives shares of Volu-Sol Common Stock in the Distribution would be treated as if such shareholder received a taxable distribution in an amount equal to the fair market value of Volu-Sol Common Stock received. This would result in (i) a dividend to the extent paid out of Biomune's current and accumulated earnings and profits; then (ii) a reduction in such shareholder's basis in Biomune Common Stock to the extent the amount received exceeds the amount referenced in clause (i); and then (iii) gain from the exchange of Biomune Common Stock to the extent the amount received exceeds the sum of the amounts referenced in clauses (i) and (ii).

Fraudulent Transfer Considerations; Legal Dividend Requirements

It is a condition to the consummation of the Distribution that the Biomune Board shall have determined the permissibility of the Distribution under Nevada corporation law. In February 1997, the Biomune Board made such a determination. There is no certainty, however, that a court would find the decision of the Biomune Board to be binding on creditors of the Company and Biomune or that a court would reach the same conclusions as the Biomune Board in determining whether the Company or Biomune was insolvent at the time of, or after giving effect to, the Distribution. If a court in a lawsuit by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, were to find that at the time Biomune effected the Distribution, the Company or Biomune, as the case may be, (i) was insolvent; (ii) was rendered insolvent by reason of the Distribution; (iii) was engaged in a business or transaction for which the Company's or Biomune's remaining assets, as the case may be, constituted unreasonably small capital; or (iv) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts matured, such court may be asked to void the Distribution (in whole or in part) as a fraudulent conveyance and require that the shareholders return the special dividend (in whole or in part) to Biomune or require the Company to fund certain liabilities for the benefit of creditors. The measure of insolvency for purposes of the foregoing will vary depending upon the jurisdiction whose law is being applied. Generally, however, the Company or Biomune, as the case may be, would be considered insolvent if the fair value of their respective assets were less than the amount of their respective liabilities or if they incurred debt beyond their ability to repay such debt as it matures. The Biomune Board and management believe that, in accordance with their own examination of the financial statements of Biomune and the Company and expected capital infusions concurrent with or in advance of the Distribution, the Company will be solvent at the time of the Distribution (in accordance with the foregoing definitions), will be able to repay or refinance its debts as they mature following the Distribution and will have sufficient capital to carry on its business.

Dilution

A significant number of shares of Volu-Sol's Common Stock are authorized but not issued. In addition, there are a substantial number of shares of Common Stock of the Company reserved for issuance upon the exercise of certain options, warrants and preferred stock conversion rights. If and to the extent such options, warrants or rights are exercised, or if the Board of Directors determines to issue authorized but previously unissued shares of Common Stock in connection with acquisitions or other transactions, such issuances could substantially dilute the voting power of the existing shareholders of the Company, including all shareholders receiving their shares of the Company's Common Stock as part of the spinoff. Furthermore, the possibility of such issuances may adversely affect the market for the Company's Common Stock (should such a market ever develop).

                       ADDITIONAL ACTIONS AND RELATIONSHIPS

Biomune, as sole shareholder of the Company, has approved the adoption by the Company of a Stock Option Plan (the "Plan") for purposes of granting awards of options to purchase Volu-Sol Common Stock to directors, officers, employees and consultants and advisors of the Company subsequent to the Distribution. Biomune also has approved the reservation by the Company of 5,000,000 shares under the Plan. For a discussion of the principal terms and conditions of the Plan, see "Management -- Stock Option Plan."

After the Distribution the only person who will serve as an officer and/or director of the Company and Biomune and their respective subsidiaries will be Mr. Michael G. Acton. Mr. Acton, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of the Company, will continue to serve as Chief Financial Officer of Biomune following the Distribution. There will be no other overlapping officers or directors of Biomune and its subsidiaries on the one hand and the Company on the other hand.

                                   DIVIDENDS

The Company currently intends to retain all available earnings, if any, generated by its operations. Accordingly, the Company does not anticipate paying dividends on Company Common Stock in the foreseeable future. Any future determination as to the payment of dividends will be at the discretion of the Company's Board and will be dependent upon the Company's results of operations, financial condition, contractual restrictions, if any, and other factors deemed relevant by the Board.

                               FINANCIAL STATEMENTS

The historical financial statements of the Company are attached to and form a part of this Information Statement and should be read in conjunction with the accompanying notes.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following Management's Discussion and Analysis or Plan of Operation contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under the heading "Risk Factors," set forth above.

In an effort to increase Volu-Sol's revenues, in fiscal 1994, the Company reorganized Volu-Sol's (then the Volu-Sol Medical Division's) management and emphasized increasing its revenues. During fiscal 1995, Volu-Sol experienced an approximately 25% increase in its revenues resulting in part from this reorganization and in part from the Company's efforts to increase Volu-Sol's revenues. During the months of June, July and August, 1997, the Company generated approximately $39,000 per month in revenues. In order to provide greater production capacity and efficiencies and enhanced customer service with a view to further increasing Volu-Sol's revenues, in October 1996, the Company relocated Volu-Sol's production facilities to the Salt Lake City, Utah metropolitan area, closer to its former parent's (Biomune Systems, Inc.'s) current principal place of business.

Results of Operations

Nine Months Ended June 30, 1997 Compared to Nine Months Ended June 30, 1996

During the nine months ended June 30, 1997, the Company generated revenues totaling $368,731 compared to $338,016 for the same period in 1996. This increase in revenues is attributable to the sale of the Definitive, which accounted for additional revenues of approximately $60,000 during the nine months ended June 30, 1997, offset in part by a decrease in revenues from the sale of stains and reagents. The decline in sales of stains and reagents is mainly attributable to the loss of the Company's largest customer during the fourth quarter of fiscal 1996 and the Company not having sufficient resources to adequately market its stain and reagent products. Subsequent to June 30, 1997, the Company experienced technical complications with the design of the Definitive, which have now been corrected. However, due to these technical issues, sales since June 30, 1997, have been negligible.

Cost of goods sold for the nine months ended June 30, 1997 totaled $301,870 compared to $280,939 for the same period in 1996. The overall gross margin for the nine months ended June 30, 1997 was 18.1 percent of revenues compared to
16.9 percent of revenues for the same period in fiscal year 1996. The increase in the gross margin is attributable to the sale of the Definitive, which contributed a margin of approximately 32 percent during the nine months ended June 30, 1997. The gross margin for the nine months ended June 30, 1997, excluding the impact of the Definitive, was approximately 15.3 percent. The decrease in the gross margin on sales of stains and reagents is attributable to increases in raw materials costs and increases in labor costs as a result of adding additional manufacturing overhead labor.

Selling, general and administrative expenses totaled $542,524 for the nine months ended June 30, 1997, compared to $828,522 for the nine months ended June 30, 1996, an overall decrease of $285,998. This decrease is due to: (1) decreases in the level of marketing and advertising expenditures due to insufficient cash flows to fund such activities, and (2) significant relocation costs which were incurred in 1996 associated with the Company's move from Henderson, Nevada to Salt Lake City, Utah. In addition, selling, general and administrative expenses for the nine months ended June 30, 1997 included amounts allocated from Biomune for payroll-related and professional services of approximately $40,000, compared to allocations of approximately $124,000 for the same period in 1996. This decrease related to an allocation of approximately $90,000 during the nine months ended June 30, 1996 related to the granting of Biomune options to a former Volu-Sol consultant. After the Distribution, payroll costs with respect to officers and key employees is not expected to be significantly different (not greater than 10 percent) than the amounts allocated from Biomune. Recurring financing costs and other operating costs as a result of operating on a stand alone basis are not expected to be significantly different from those allocated.

The Company incurred a net loss of $475,663 for the nine months ended June 30, 1997 compared to a net loss of $804,236 for the nine months ended June 30, 1996. This decrease in net loss is primarily due to decreased selling, general and administrative expenditures and to the loss on disposal of assets experienced during the nine months ended June 30, 1996 as a result of relocating to Salt Lake City, Utah.

It is anticipated that the net loss applicable to common shareholders will increase in the future in connection with dividends and the impact of the beneficial conversion feature associated with the Company's private placement of its Series A Preferred Stock. Assuming the sale of Series A Preferred Stock is limited to $1,225,000 (for which there are subscriptions receivable or cash receipts as of September 30, 1997), the net loss applicable to common shareholders would increase by approximately $306,000 for the one-time charge related to the beneficial conversion feature and by approximately $122,500 per year for recurring dividends at 10 percent. Sales of Series A Preferred Stock could be as high as $2,400,000, in which case the dividends and the impact of the beneficial conversion feature would increase accordingly.
Fiscal Year 1996 Compared to Fiscal Year 1995

For the fiscal year ended September 30, 1996, the Company generated revenues totaling $434,691 compared to $458,981 for the fiscal year ended September
30, 1995. The decrease in revenues resulted from management's decision to discontinue selling products to the Company's largest customer. This decision was a result of that customer's deteriorating financial condition and was made during the fourth quarter of fiscal year 1996. Sales to that customer represented approximately 12 and 17 percent of the Company's total revenues during the fiscal years ended September 30, 1996 and 1995, respectively.

The Company continued its concentrated marketing effort that began in fiscal year 1995; however, the Company changed its marketing focus from attempting to obtain large OEM contracts to a focus of attempting to increase its domestic image and domestic distribution base. Total expenditures on this concentrated marketing effort were relatively consistent with fiscal year 1995. Assuming the Company has the financial wherewithal, it will continue this focus in the future and will also expand its focus towards developing an international distribution base.

Cost of goods sold for the year ended September 30, 1996 totaled $357,471 compared to $369,373 for the fiscal year ended September 30, 1995. The gross margin for the year ended September 30, 1996 was 17.8 percent of revenues compared to 19.5 percent of revenues for the fiscal year ended September 30, 1995. This decrease in the gross margin percentage results from an increase in cost of goods sold of approximately $7,500 which is mainly due to slight increases in production labor and overhead costs as a result of relocating operations to Salt Lake City, Utah.

Selling, general and administrative expenses totaled $1,446,651 for the fiscal year ended September 30, 1996, compared to $707,393 for the fiscal year ended September 30, 1995, an overall increase of $739,258. This significant increase in selling, general and administrative expenses is mainly due to: (1) expenditures of approximately $250,000 resulting from the relocation from Henderson, Nevada to Salt Lake City, Utah; (2) the continued concentrated marketing efforts that began in fiscal year 1995 resulting in additional payroll expenditures of approximately $80,000; (3) compensation of $100,000 related to the reduction in a note receivable owed by Jim Dalton, a consultant to the Company, in exchange for his relinquishment of his right to receive 50 percent of the future net profits; (4) the write off of receivables totaling approximately $50,000 due to the determination that the likelihood of payment by the Company's largest customer was remote; and (5) a write off of approximately $245,000 related to the impairment of intangible assets consisting of medical diagnostic technologies acquired in 1991. The determination that the intangible assets were impaired was based on continuing operating losses, projected sales of products using the technology at roughly the same levels as in prior years and the framework set out in Statement of Financial Accounting Standards No. 121, issued in March 1995 (future undiscounted cash flows not expected to exceed the carrying value of the intangible assets).

Selling, general and administrative expenses for the year ended September 30, 1996 included amounts allocated from Biomune for payroll-related and professional services of approximately $165,000, compared to allocations of approximately $189,000 for the year ended September 30, 1995.

The Company incurred a net loss of $1,402,222 for the fiscal year ended September 30, 1996, compared to a net loss of $617,785 during the fiscal year ended September 30, 1995. This increase in net loss is due to a combination of the decreased margin and the increased selling, general and administrative expenditures as described above.

Fiscal Year 1995 Compared to Fiscal Year 1994

For the fiscal year ended September 30, 1995, the Company generated revenues totaling $458,981 compared to $365,189 for the fiscal year ended September 30, 1994. This increase in revenues resulted from a concentrated marketing effort that included advertising in trade journals and telemarketing. These marketing efforts were designed to assist the Company to obtain large OEM contracts. Although the Company was unsuccessful in obtaining OEM contracts, it did receive an incidental increase in revenues through its efforts.

Cost of goods sold for the year ended September 30, 1995 totaled $369,373 compared to $250,121 for the fiscal year ended September 30, 1994. The overall gross margin for the year ended September 30, 1995 was 19.5 percent of revenues compared to 31.5 percent of revenues for the fiscal year ended September 30, 1994. This significant decrease resulted from an increase in production labor costs as a result of hiring a full-time production manager and the Company's decision to increase the safety of its manufacturing employees through the use of more stringent manufacturing processes and procedures to increase quality control measures.

Selling, general and administrative expenses totaled $707,393 for the fiscal year ended September 30, 1995, compared to $445,434 for the fiscal year ended September 30, 1994. This significant increase in selling, general and administrative expenses was due to: (1) approximately $90,000 in expenditures related to a concentrated marketing effort that included advertising in trade journals and telemarketing; (2) additional rent expenditures associated with an extended month to month lease as well as related legal charges; (3) costs of $20,000 related to damages experienced in a fire; and (4) increased payroll and consulting costs related to redesigning the manufacturing process and increasing the sales efforts. In addition, selling, general and administrative expenses for the year ended September 30, 1995 included amounts allocated from Biomune for payroll-related and professional services of approximately $189,000, compared to allocations of approximately $53,000 for the year ended September 30, 1994. The increase in amounts allocated resulted from expenses associated with the grant of Biomune options to a Volu-Sol consultant.

The Company incurred a net loss of $617,785 for the fiscal year ended September 30, 1995, compared to a net loss of $318,150 for the fiscal year ended September 30, 1994. This increase in net loss is due to a combination of the decreased margin and the increased selling, general and administrative expenses, as described above.

Liquidity and Capital Resources

The Company currently is unable to finance its operations solely from its cash flows from operating activities. From October 1, 1993 through September 1, 1997, Biomune financed the Company's operations through a series of loans and other capital contributions totaling approximately $2,750,000. Of this amount, $332,500 represents loans which amount bear interest at the rate of 10% per year and which are payable on demand. After the Distribution, the Company does not anticipate receiving additional amounts from Biomune, from loans or otherwise. The Company has agreed to sell up to 12,000 shares of its Series A Preferred, for a total of up to $2,400,000. The Series A Preferred will be convertible to Common Stock of the Company commencing January 1,
1998. The "conversion price" which is the basis for such conversion is the lesser of (i) 80% of the average closing bid price of the Company's Common Stock for the three trading days immediately preceding the date of conversion
or (ii) $1.25 per share.   As of December 15, 1997, the Company had received
subscriptions for $1,300,000 of Series A Preferred, for which cash of $400,000 had been received. Payments with respect to the remaining subscriptions are due as follows: $300,000 immediately, $300,000 on or before January 15, 1998, and $300,000 on or before March 1, 1998. The Company intends to keep the private placement open through December 31, 1997 and may raise up to an additional $1,100,000.

The Company intends to use the proceeds from such Offering to repay its indebtedness to Biomune (approximately $390,500 as of December 15, 1997), pay the expenses of the Offering and the Distribution (including legal and accounting fees incurred in each transaction estimated to be approximately $75,000), acquire yet-to-be identified medical product distributors or product rights, and supplement working capital. The Company believes that cash generated by operations, together with the proceeds of the Offering will be sufficient to meet its capital requirements for a minimum of 12 months.

As of June 30, 1997, the Company had cash and cash equivalents of $110,605 and a working capital deficit of $71,448 as compared to cash of $12,167 and working capital of $94,380 as of September 30, 1996.

During the nine months ended June 30, 1997, the Company's operating activities used cash of $424,486, much of which was provided primarily by loans and capital contributions from Biomune. Similarly, during fiscal year 1996, the Company's operating activities required cash in the amount of $987,680, which was provided by capital contributions from Biomune. During fiscal year 1995, the Company's operating activities required cash in the amount of $552,261, which was provided primarily by capital contributions from Biomune.

The Company is obligated under a manufacturing agreement with the supplier of the Definitive to purchase 600 automated slide stainers ("stainers") per calendar year. In the event the Company purchases fewer than 600 stainers, the manufacturer has the option to convert the Company's exclusive worldwide license and distributorship to a non-exclusive license and distributorship.
As of September 30, 1997, the Company had purchased 228 stainers, of which 170 are in inventory. Subsequent to September 30, 1997, the Company informed the manufacturer of the Definitive that the Company would not meet the annual purchase commitment. It appears that the Company's exclusive worldwide license and distributorship will be converted to a non-exclusive license and distributorship, which could have a negative impact on the number of units sold by the Company.

The Company presently has no credit facility with any commercial lending institution. In the past, the Company has borrowed and received capital from time to time from Biomune, but the Company has no formal financing arrangement, agreement or understanding with Biomune or any other party to provide debt financing in the future.

The Company has agreed to sell its Series A Preferred shares to raise funds to finance operations, market the Definitive and acquire or develop in-house distribution capacity and new products and devices. There can be no assurance that additional financing will not be needed in the future.

                                    PROPERTY

The Company leases approximately 11,500 square feet of laboratory facilities at 5095 West 2100 South, West Valley City, Utah. The leased premises serve as the Company's manufacturing, warehousing and shipping facilities as well as its corporate headquarters and offices. Base monthly rent payments are $4,620 until November 1997, after which the monthly base rent amount will be adjusted according to changes in the Consumer Price Index. The leased premises originally were leased by Biomune, but Biomune has assigned its rights under the lease to the Company. The lessor of the Company's facility is an unaffiliated third party. The lease was the product of arms-length negotiations. The lease extends through November 2000. The Company believes that its facilities will be adequate to meet its needs at least through fiscal year 1998.

                                   MANAGEMENT

The executive officers and directors of the Company are as follows:

     Name               Age             Position
--------------------   -----       --------------------------------
Michael G. Acton        34         Chairman, Chief Executive Officer,
                                   Chief Financial Officer
James R. Derrick        53         President, Director
Jack W. Job             35         Director

Michael G. Acton, CPA. Mr. Acton has been Chairman and Chief Executive Officer of Volu-Sol since February 1997. He has also been Chief Financial Officer and Controller of Biomune since October 1994. From June 1989 through October 1994, Mr. Acton was employed by Arthur Andersen LLP in Salt Lake City, Utah, where he performed various tax, audit and business advisory services. Mr. Acton received a Bachelor of Science degree in Accounting in 1988 and a Master of Professional Accountancy degree in 1989, both from the University of Utah. He is a Certified Public Accountant in the State of Utah. Biomune has a class of securities registered under the Securities Exchange Act of 1934 and, until the consummation of the Distribution was the parent of the Company.

James R. Derrick. Mr. Derrick has been the Company's President since February 1997, and a director since May 1997. Between July 1994 and February 1997, he was employed as a business and engineering consultant by Derrick Consultants. From October 1979 to July 1994, Mr. Derrick was the chief executive officer of Crib Retaining Walls, Inc., a manufacturing and construction firm based in North Salt Lake, Utah. Mr. Derrick received a Bachelor of Science degree in Industrial Engineering from the University of Utah in 1971.

Jack W. Job. Mr. Job has been a director of the Company since May 1997. He presently is the Chief Financial Officer of Utah Technology Finance Corporation located in Salt Lake City, Utah. Prior to his present position with UTFC, from May 1990 to May 1995, Mr. Job was employed by Arthur Andersen LLP in its Salt Lake City office as a senior accountant performing tax and audit functions. He is a Certified Public Accountant and a member of the Utah Association of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Job received a bachelor of science degree and masters of accountancy degree (Magna Cum Laude) from Brigham Young University.

In addition to the foregoing executive officers and directors, the Company expects the following employee to make significant contributions to the
Company:

Dawn Perdue. Ms. Perdue, age 36, is Director of Operations and acts as the Company's Compliance Officer for regulatory affairs. She came to the Company in October 1995 with more than 12 years experience in science and management positions in clinical and industrial operations. Prior to joining the Company, Ms. Perdue was Manager of Research and Development of Genzyme Corporation, a leading biotechnical company. She graduated in biology from Western New England College (Massachusetts) and has a Certificate of Special Studies in Administration from Harvard University.

None of the Company's executive officers or directors are related to any other executive officer or director of the Company.

                              EXECUTIVE COMPENSATION

Since March 1997, the Company has paid Mr. Acton, its Chief Executive Officer, Chief Financial Officer and Chairman, a consulting fee of $6,000 per month.
No executive officer or employee of the Company is paid more than $100,000 per year in salary and benefits. Mr. Acton provides his services on a part-time basis. Following the Distribution, he will continue to provide such services on the same basis. He also serves as Chief Financial Officer of Biomune. The Company's President, James R. Derrick, receives an annual salary of $60,000.

                               DIRECTOR COMPENSATION

Members of the Board of Directors who are not employees of the Company are paid $500 for each meeting of the Board of Directors attended. Following the Distribution, this fee is to be paid $250 in cash and $250 in shares of the Company's Common Stock.

                               EMPLOYMENT AGREEMENTS

Aside from the payments described above to Mr. Acton and Mr. Derrick, there are no consulting or employment contracts with management at this time.

                                    STOCK PLANS

The 1997 Volu-Sol, Inc. Transition Plan

The Company has adopted the 1997 Volu-Sol, Inc. Transition Plan (the "Transition Plan") to govern the issuance and exercise of certain options to purchase the Company's Common Stock. Certain officers, directors and employees of Biomune have been granted options to purchase shares of Biomune Common Stock (the "Biomune Options"). The Biomune Options have been granted pursuant to various stock plans of the Company (the "Biomune Plans"). The Biomune Plans give the committee of the Biomune Board that administers the plans (the "Biomune Plan Committee") the authority to make equitable adjustments to outstanding Biomune Options in the event of certain transactions, of which the Distribution is one.

The Biomune Plan Committee and the Biomune Board have determined that, immediately prior to the Distribution, each Biomune Option will be divided into two separately exercisable options: (i) an option to purchase Volu-Sol Common Stock (the "Add-on Volu-Sol Option") in an amount that would have been issued in the Distribution in respect of the shares of Biomune Common Stock subject to the applicable Biomune Option, if such Biomune Option had been exercised in full immediately prior to the Distribution Record Date, and containing substantially equivalent terms as the existing Biomune Option, and
(ii) an option to purchase Biomune Common Stock (an "Adjusted Biomune Option"), exercisable for the same number of shares of Biomune Common Stock as the corresponding Biomune Option had been. The per share exercise price of the Biomune Option will remain the same in the Adjusted Biomune Option, and all other terms of such Biomune Option will remain the same in all material respects. The Add-on Volu-Sol Option will carry an option exercise price per share equal to the price per share of the exercise price under the Biomune Option.

As a result of the foregoing, certain persons who remain Biomune employees or non-employee directors after the Distribution will hold both Adjusted Biomune Options and separate Add-on Volu-Sol Options. The obligations with respect to the Adjusted Biomune Options and Add-on Volu-Sol Options held by Biomune employees and non-employee directors following the distribution will be obligations solely of Biomune. The Company will reserve a total of 709,602 shares of Common Stock for issuance upon exercise of the Add-on Volu-Sol Options. The Transition Plan will be administered by the Board of Directors or a Committee of the Board of Directors appointed by the Board.

Other Stock Purchase Rights

Biomune has granted rights to purchase Biomune Common Stock in the form of warrants (the "Biomune Warrants"). Under the agreements governing the grant and exercise of the Biomune Warrants, Biomune has agreed to issue to the holders of such rights securities otherwise issuable with respect to the Biomune Common Shares underlying the Biomune Warrants if and to the extent the Biomune Warrants are exercised. Consequently, if the holders of the Biomune Warrants exercise their rights thereunder, Biomune must issue to those holders one share of Volu-Sol Common Stock for each ten shares of Biomune Common Stock issued in connection with such exercise. Volu-Sol has agreed to sell to Biomune the shares of Volu-Sol Common Stock needed to meet this obligation of Biomune. The purchase price of such shares of Volu-Sol Common Stock will be a sum equal to 10% of the consideration received by Biomune in exercise of the Biomune Warrants. The Company will reserve 247,059 shares of Common Stock for issuance upon exercise of the Biomune Warrants. If all of such Biomune Warrants are exercised, the Company will receive $588,000 from Biomune as consideration for the Volu-Sol Common Stock sold to Biomune as described above.

The 1997 Volu-Sol, Inc. Stock Incentive Plan

The Company has adopted the 1997 Volu-Sol, Inc. Stock Incentive Plan ("1997 Plan"). The 1997 Plan was approved by action of Biomune, the sole shareholder of the Company, in August 1997. Under the 1997 Plan, the Company may issue stock options, stock appreciation rights ("SARs"), restricted stock awards, and other incentives to employees, officers and directors of the Company. The principal features of the 1997 Plan are summarized below, but the following Summary is qualified in its entirety by the written plan.

The 1997 Plan provides for the award of incentive stock options to key employees and directors of the Company and the award of nonqualified stock options, stock appreciation rights, bonus rights, and other incentive grants to employees and certain non-employees who have important relationships with the Company or its subsidiaries. 5,000,000 shares are available for issuance pursuant to awards granted under the 1997 Plan. To date no awards of any kind have been made under the 1997 Plan. The Board of Directors presently acts as the committee that administers the 1997 Plan (the "Plan Committee").

Stock Option Grants. The Plan Committee may grant Incentive Stock Options ("ISOs") and Non-Statutory Stock Options ("NSOs") under the 1997 Plan. With respect to each option grant, the Plan Committee will determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised (including whether the option will be subject to any vesting requirements and whether there will be any conditions precedent to exercise of the option), and the other terms and conditions of the option.

Stock Appreciation Rights ("SARs") may be granted under the 1997 Plan. Each SAR entitles the holder, upon exercise, to receive from the Company an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a SAR granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the SAR relates), multiplied by the number of shares covered by the SAR, may be made in Common Stock, in cash, or in any combination of Common Stock and cash. No SARs have been granted under the 1997 Plan.

Restricted Stock. The Plan Committee may issue shares of Common Stock under the 1997 Plan subject to the terms, conditions, and restrictions determined thereby. Upon the issuance of restricted stock the number of shares reserved for issuance under the 1997 Plan will be reduced by the number of shares issued. No restricted shares have been granted under the 1997 Plan.

Cash Bonus Rights. The Plan Committee may grant cash bonus rights under the 1997 Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares issued under the 1997 Plan. No bonus rights have been granted under the 1997 Plan.

Changes in Capital Structure. The 1997 Plan provides that if the outstanding Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Plan Committee in the number and kind of shares available for grants under the 1997 Plan. In addition, the 1997 Plan Committee will make appropriate adjustments in the number and kind of shares as to which outstanding options will be exercisable. In the event of a merger, consolidation or other fundamental corporate transformation, the Board may, in its sole discretion, permit outstanding options to remain in effect in accordance with their terms; to be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or to be exercised, to the extent then exercisable, during a period prior to the consummation of the transaction established by the Plan Committee or as may otherwise be provided in the 1997 Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Presently, Volu-Sol is a wholly owned subsidiary of Biomune. In the Distribution, each holder of Biomune Common Stock at March 5, 1997 will receive one share of Volu-Sol Common Stock for every ten shares of Biomune Common Stock held at that date. In addition, certain shares must be issued to the holders of Preferred Stock of Biomune at such time as the Preferred Stock may be converted by the holders thereof.

The following table sets forth certain information on a pro forma basis regarding beneficial ownership of the Company's Common Stock after giving effect to the Distribution of 2,111,216 shares of Common Stock (i) by each person (or group of affiliated persons) who is expected by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock,
(ii) by each director and executive officer of the Company, and (iii) by all of the directors and executive officers of the Company as a group. As of March 5, 1997, Biomune had 21,112,156 shares of Common Stock issued and outstanding. The chart below does not give effect to the possible conversion of the Biomune Preferred Stock, the issuance of shares upon exercise of the Biomune Warrants, or the conversion of the Company's Series A Preferred Stock.

Name and Address                        Shares of Common Stock
of Beneficial Owner (1)                 Beneficially Owned (2)     Percentage of Class
-------------------------               ----------------------     --------------------
David G. Derrick (3)                          169,850                    7.60%
2401 S. Foothill Dr.
Salt Lake City, Utah 84109

Leviticus Trust (4)                           210,755                    9.98%
1233 Beech Street, #315
Atlantic Beach, NY 11509

Michael G. Acton (5)                           23,544                    1.10%
(Director and Executive
 Officer)

James R. Derrick                                  -                        -
(Director)

Jack W. Job                                       -                        -
(Director)

All executive officers and
directors as a group (3 persons)               23,544                    1.10%
_________________________

(1) Unless otherwise indicated, such person's address is the same as the Company's address.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Information Statement upon the exercise of options or warrants. Each beneficial owner's percentage of ownership is determined by assuming that options or warrants held by such person (but not those held by any other person) and exercisable within 60 days from the date of this Information Statement have been fully exercised. Unless otherwise noted, the Company believes the persons named in this table will possess sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned. Percentages are calculated based on 2,111,216 shares of Common Stock outstanding immediately following the Distribution (as adjusted for shares deemed to be beneficially owned by such shareholder).

(3) David Derrick will own 45,850 shares of Common Stock directly and will receive options to purchase 124,000 shares of Common Stock. Mr. Derrick is the CEO and Chairman of Biomune and the brother of the Company's President, James R. Derrick.

(4)  The Leviticus Trust will own approximately 210,755 shares of Common
     Stock directly. The Leviticus Trust is an irrevocable trust established for the benefit of its sole beneficiary, Genesis Investment Corporation, a Utah corporation ("GIC"). The directors and executive officers of GIC are Jack Solomon, President, Royden G. Derrick, V.P. and Secretary, and Edna Ennise Richardson, Sam Pekeles and Jerry Pekeles, directors. The beneficial owners of GIC are the Solomon family. Royden G. Derrick is the father of David Derrick and James R. Derrick. The trustee of the Leviticus Trust is Robert Pomerantz, an individual residing in New York. The trustee has the power to vote and to dispose of the shares held by the Leviticus Trust, consistent with the terms and subject to the conditions of the Trust Declaration establishing the trust.

(5) Mr. Acton will own approximately 44 shares of Common Stock directly and will hold options to purchase 23,500 shares of Common Stock.

Except for the matters described herein, there are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change of ownership or control of the Company.

                    DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

Common Stock

The Company is authorized to issue 50,000,000 shares of Common Stock, $0.0001 par value per share. As of March 5, 1997, there were 21,112,156 shares of Common Stock of Biomune outstanding held of record by approximately 1,070 shareholders. Accordingly, immediately after the Distribution, the Company will have approximately 1,070 shareholders of record and approximately 2,111,216 shares outstanding. The Company also will reserve 323,118 shares of Common Stock for issuance upon conversion of the Biomune Preferred Stock outstanding at March 5, 1997. The Company has agreed with Biomune to sell 247,059 shares of its Common Stock to Biomune to permit Biomune to meet its obligations to deliver Common Stock of the Company upon exercise of certain warrants and options (other than options issued under employee stock option plans). The purchase price of such shares of Common Stock will be a sum equal to 10% of the consideration received by Biomune in connection with the exercise of the right to acquire Biomune Common Stock.

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably the dividends, if any, that may be declared from time to time by the Board of Directors out of funds legally available for such dividends. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock would be entitled to share ratably in all assets remaining after payment of liabilities and the satisfaction of any liquidation preferences granted the holders of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All the outstanding shares of Common Stock are, and the Common Stock to be distributed by Biomune hereby, when issued, will be validly issued, fully paid and non-assessable.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of undesignated Preferred Stock, $0.0001 par value per share. Pursuant to the Company's Articles of Incorporation, the Company's board of directors has the authority to amend the Company's Articles of Incorporation, without further shareholder approval, to designate and determine, in whole or in part, the preferences, limitations and relative rights of the Preferred Stock before any issuance of the Preferred Stock and to create one or more series of Preferred Stock and fix the number of shares of each such series and determine the preferences, limitations and relative rights of each series of Preferred Stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, and liquidation preferences. The issuance of Preferred
Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. The Company has authorized the issuance of 20,000 shares of Series A Preferred and intends to issue up to 12,000 shares of such Preferred Stock for $2,400,000 concurrent with or prior to the Distribution. As of December 15, 1997, the Company had received subscriptions for $1,300,000 of Series A Preferred, for which $400,000 has been received. Payments for the remaining subscriptions are due as follows: $300,000 immediately, $300,000 on or before January 15, 1998, and $300,000 on or before March 1, 1998.

Anti-Takeover Provisions

Certain provisions of Volu-Sol's Articles of Incorporation and Bylaws, as each will be in effect as of the date of Distribution, and of applicable Utah State Corporation Law, have the effect of making more difficult an acquisition of control of Volu-Sol in a transaction not approved by Volu-Sol's Board of Directors.

Dilution

The Company has a large number of shares of Common Stock authorized in comparison to the number of shares issued and outstanding. The Board of Directors determines when and under what conditions and at what prices to issue the stock of the Company. In addition, a significant number of shares of Common Stock of the Company are reserved for issuance upon exercise of purchase or conversion rights. The issuance of such shares, whether in connection with new equity offerings, acquisitions, or the exercise of option or conversion rights will result in dilution of the equity and voting interests of existing shareholders. See "Risk Factors - Dilution."

    LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY

The Company's Articles of Incorporation and Article VIII of the Company's Bylaws provides for indemnification of the officers and directors to the fullest extent permitted by the provisions of the Utah Revised Business Corporation Act (the "Utah Act").

Under Section 16-10a-902 of the Utah Act, a corporation may indemnify a past or present director against liability incurred in a proceeding if (1) the director conducted himself in good faith, (2) the director reasonably believed that his conduct was in, or not opposed to, the corporation's best interest, and (3) in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful; provided, however, that a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to him in which he is adjudged liable on the basis that personal benefit was improperly received by him.

In addition, pursuant to Section 16-10a-903 of the Utah Act, unless limited by the Articles of Incorporation, a corporation shall indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he is party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding. Under 16-10a-905 of the Utah Act, an officer is entitled to the benefit of the same indemnification provisions as apply to directors, but in addition a corporation may indemnify and advance expenses to an officer who is not a director to the extent, consistent with public policy, provided by the corporation's Articles of Incorporation, the corporation's bylaws, general or specific action of the board of directors, or contract. Unless the corporation's Articles of Incorporation provide otherwise, Section 16-10a-905 of the Utah Act permits a court in certain circumstances to order the payment of indemnification to a director, whether or not he met the applicable standard of conduct, if the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The Board has selected Arthur Andersen LLP to audit the Company's financial statements for the year ended September 30, 1997. Arthur Andersen LLP have served as independent public accountants of Biomune and the Company throughout the periods covered by the financial statements included in this Information Statement.

                             ADDITIONAL INFORMATION

The Company has filed with the Commission a Registration Statement on Form 10-SB under the Exchange Act (the "Registration Statement") with respect to the Volu-Sol Common Stock, including the shares that are to be distributed in the Distribution to shareholders of Biomune in the Distribution. This Information Statement does not contain all of the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made. Statements made in this Information Statement as to the contents of any contract, agreement and other documents referred to herein are not necessarily complete. With respect to each such contract, agreement or other documents filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

The Registration Statement and the exhibits thereto filed by the Company with the Commission, as well as reports and other information submitted by the Company to the Commission, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street,
NW, Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or part of such materials can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's Web Site (http://www.sec.gov).

Following consummation of the Distribution, the Company will be subject to the informational reporting requirements of the Exchange Act. In accordance with the Exchange Act, the Company will file with the Commission the reports and other information required to be filed under the Exchange Act.

The Company intends to furnish holders of its Common Stock with annual reports containing financial statements audited by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY OR BIOMUNE SINCE THE DATE HEREOF.

ATTACHMENTS:

Financial Statements of Volu-Sol, Inc.
Biomune Systems, Inc. Annual Report on Form 10-K for Year Ended September 30,
1996
Biomune Systems, Inc. Quarterly Report on Form 10-QSB for Quarter Ended June 30, 1997
Pro Forma Financial Information

                      VOLU-SOL, INC. (INCLUDING ITS PREDECESSOR)
                      FINANCIAL STATEMENTS AS OF
                      SEPTEMBER 30, 1995 AND 1996 AND
                      JUNE 30, 1997 (UNAUDITED) AND
                      FOR EACH OF THE THREE YEARS IN
                      THE PERIOD ENDED SEPTEMBER 30, 1996
                      AND THE NINE MONTHS ENDED
                      JUNE 30, 1996 AND 1997 (UNAUDITED)
                      TOGETHER WITH REPORT OF
                      INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Volu-Sol, Inc.:

We have audited the accompanying balance sheets of Volu-Sol, Inc. (the "Company"), a Utah corporation and wholly owned subsidiary of Biomune Systems, Inc., as of September 30, 1995 and 1996, and the related statements of operations, stockholder's equity/parent's investment and cash flows (including Volu-Sol, Inc.'s predecessor) for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the accompanying financial statements present the carved-out portion of Biomune Systems, Inc.'s net assets and results of operations related to its medical stain manufacturing and sales operations prior to July 27, 1995 and its wholly owned subsidiary, Volu-Sol, Inc., from July 27, 1995 through September 30, 1996, and may not necessarily be indicative of the financial condition or the results of operations that would have existed if the medical stain operations or the subsidiary had been operated as an unaffiliated company. Certain expenses are the result of allocations of total expenses incurred by Biomune Systems, Inc.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Volu-Sol, Inc. as of September 30, 1995 and 1996, and the results of its operations and its cash flows (including those of its predecessor) for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and as of June 30, 1997 has an unaudited accumulated deficit totaling $1,980,849. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Salt Lake City, Utah
  August 15, 1997 (except with respect
  to the matters discussed in the first
  paragraph of Note 4 and Note 10,
  as to which the date is September 29, 1997)

                                       VOLU-SOL, INC.
                                       BALANCE SHEETS

                                                          ASSETS


                                                                     September 30,
                                                           --------------------------------        June 30,
                                                                1995              1996              1997
                                                           --------------    --------------    --------------
                                                                                                 (unaudited)
CURRENT ASSETS:
  Cash                                                     $      4,753      $      12,167     $     110,605
  Accounts receivable, less allowance for
    doubtful accounts of $10,000, $13,000
    and $13,000, respectively                                    95,402             74,784            67,293
  Inventories                                                   100,324            112,726           190,986
                                                           --------------    --------------    --------------
      Total current assets                                      200,479            199,677           368,884
                                                           --------------    --------------    --------------

PROPERTY AND EQUIPMENT, at cost:
  Leasehold improvements                                         85,207            221,063           221,165
  Furniture and fixtures                                         72,561             30,924            30,924
  Machinery and equipment                                        64,408            166,052           167,650
                                                           --------------    --------------    --------------
                                                                222,176            418,039           419,739
  Less accumulated depreciation and amortization               (170,842)           (83,167)         (134,528)
                                                           --------------    --------------    --------------
      Net property and equipment                                 51,334            334,872           285,211
                                                           --------------    --------------    --------------

INTANGIBLE AND OTHER ASSETS, net                                297,263              6,249             6,199
                                                           --------------    --------------    --------------

      Total assets                                         $    549,076      $     540,798     $     660,294
                                                           ==============    ==============    ==============

                                        LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Related-party notes payable                              $       -         $        -        $     264,500
  Accounts payable                                               64,140             55,090           129,768
  Accrued liabilities                                            16,176             50,207            46,064
                                                           --------------    --------------    --------------
      Total current liabilities                                  80,316            105,297           440,332
                                                           --------------    --------------    --------------

COMMITMENTS AND CONTINGENCIES (Notes 1, 5, 9 and 10)

STOCKHOLDER'S EQUITY:

  Preferred stock, $.0001 par value; 10,000,000
    shares authorized, none issued                                 -                  -                 -
  Common stock, $.0001 par value; 50,000,000
    shares authorized, 10,000 shares outstanding                      1                  1                 1
  Additional paid-in capital                                    571,723          1,940,686         2,200,810
  Accumulated deficit                                          (102,964)        (1,505,186)       (1,980,849)
                                                           --------------    --------------    --------------
      Total stockholder's equity                                468,760            435,501           219,962
                                                           --------------    --------------    --------------

      Total liabilities and stockholder's equity           $    549,076      $     540,798     $     660,294
                                                           ==============    ==============    ==============

                The accompanying notes to financial statements are
                       an integral part of these balance sheets.

                                    VOLU-SOL, INC.
                              STATEMENTS OF OPERATIONS

                                                                                     Nine Months Ended
                                            Years Ended September 30,                      June 30,
                                   -------------------------------------------  ----------------------------
                                        1994          1995            1996           1996           1997
                                   -------------  -------------  -------------  -------------  -------------
                                                                                 (unaudited)    (unaudited)
SALES                              $    365,189   $    458,981   $    434,691   $    338,016   $    368,731

COST OF GOODS SOLD                      250,121        369,373        357,471        280,939        301,870
                                   -------------  -------------  -------------  -------------  -------------
    Gross margin                        115,068         89,608         77,220         57,077         66,861


SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES               445,434        707,393      1,446,651        828,522        542,524
                                   -------------  -------------  -------------  -------------  -------------

LOSS FROM OPERATIONS                   (330,366)      (617,785)    (1,369,431)      (771,445)      (475,663)

OTHER INCOME (EXPENSE)                   12,216           -           (32,791)       (32,791)          -
                                   -------------  -------------  -------------  -------------  -------------

NET LOSS                           $   (318,150)  $   (617,785)  $ (1,402,222)  $   (804,236)  $   (475,663)
                                   =============  =============  =============  =============  =============

NET LOSS PER COMMON
  SHARE (Note 2)                                                 $    (140.22)  $     (80.42)  $     (47.57)
                                                                 =============  =============  =============
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING (Note 2)                                          10,000         10,000         10,000
                                                                 =============  =============  =============
PRO FORMA NET LOSS PER
  COMMON SHARE (Note 2)                                          $       (.66)  $       (.38)  $       (.23)
                                                                 =============  =============  =============
PRO FORMA WEIGHTED AVERAGE
 COMMON SHARES OUTSTANDING
 (Note 2)                                                           2,111,216      2,111,216      2,111,216
                                                                 =============  =============  =============












                 The accompanying notes to financial statements are
                       an integral part of these statements.

                                    VOLU-SOL, INC.
                 STATEMENTS OF STOCKHOLDER'S EQUITY/PARENT'S INVESTMENT
                  FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996
                   AND THE NINE MONTHS ENDED JUNE 30, 1997 (UNAUDITED)


                                                             Common Stock       Additional
                                             Parent's    -------------------      Paid-in     Accumulated        Total
                                            Investment    Shares    Amount        Capital       Deficit         Equity
                                            -----------  ---------  --------   ------------  -------------   -------------
Balance at September 30, 1993               $  622,063       -      $   -      $      -      $      -        $    622,063

  Contributions from Parent                    234,987       -          -             -             -             234,987

  Net loss                                    (318,150)      -          -             -             -            (318,150)
                                            -----------  ---------  --------   ------------  -------------   -------------
Balance at September 30, 1994                  538,900       -          -             -             -             538,900

  Contributions from Parent                    547,645       -          -             -             -             547,645

  Net loss through July 26, 1995              (514,821)      -          -             -             -            (514,821)

  Incorporation on July 27, 1995              (571,724)    10,000         1        571,723          -                -

  Net loss from date of
   incorporation through
   September 30, 1995                             -          -          -             -         (102,964)        (102,964)
                                            -----------  ---------  --------   ------------  -------------   -------------
Balance at September 30, 1995                     -        10,000         1        571,723      (102,964)         468,760

  Contributions from Parent                       -          -          -        1,368,963          -           1,368,963

  Net loss                                        -          -          -             -       (1,402,222)      (1,402,222)
                                            -----------  ---------  --------   ------------  -------------   -------------
Balance at September 30, 1996                     -        10,000         1      1,940,686    (1,505,186)         435,501

  Contributions from Parent
   (unaudited)                                    -          -          -          260,124          -             260,124

  Net loss (unaudited)                            -          -          -             -         (475,663)        (475,663)
                                            -----------  ---------  --------   ------------  -------------   -------------
Balance at June 30, 1997 (unaudited)        $     -        10,000   $     1    $ 2,200,810   $(1,980,849)    $    219,962
                                            ===========  =========  ========   ============  =============   =============

















                  The accompanying notes to financial statements are
                           an integral part of these statements

                                    VOLU-SOL, INC.
                               STATEMENTS OF CASH FLOWS

                         Increase (Decrease) in Cash

                                                                                           Nine Months Ended
                                                   Years Ended September 30,                    June 30,
                                            ----------------------------------------  --------------------------
                                                1994          1995          1996          1996          1997
                                            ------------  ------------  ------------  ------------  ------------
                                                                                      (unaudited)   (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                  $  (318,150)  $  (617,785)  $(1,402,222)  $  (804,236)  $  (475,663)
  Adjustments to reconcile net
    loss to net cash used in
    operating activities:
      Depreciation                               48,551        48,547        57,540        35,703        51,361
      Amortization of intangibles                46,636        46,636        46,636        34,769          -
      Write down of intangible asset               -             -          244,836          -             -
      Loss on disposal of fixed assets             -             -           32,791        32,791          -
      Change in assets and liabilities-
        (Increase) decrease in
          accounts receivable                    23,233       (47,478)       20,618       (16,875)        7,491
        (Increase) decrease in
          inventories                            17,403       (36,940)      (12,402)        8,662       (78,260)
        (Increase) decrease in
          other assets                             -           (3,000)         (458)         (558)           50
        Increase (decrease) in
          accounts payable                      (15,960)       47,298        (9,050)       (4,250)       74,678
        Increase (decrease) in
          accrued liabilities                   (18,170)       10,461        34,031         7,057        (4,143)
                                            ------------  ------------  ------------  ------------  ------------
            Net cash used in
              operating activities             (216,457)     (552,261)     (987,680)     (706,937)     (424,486)
                                            ------------  ------------  ------------  ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment            (4,439)      (17,361)     (373,869)     (377,911)       (1,700)
                                            ------------  ------------  ------------  ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net investment from parent                    234,987       547,645     1,368,963     1,107,758       260,124
  Proceeds from issuance of notes
    payable to Parent                              -             -             -             -          264,500
                                            ------------  ------------  ------------  ------------  ------------
            Net cash provided by
              financing activities              234,987       547,645     1,368,963     1,107,758       524,624
                                            ------------  ------------  ------------  ------------  ------------

NET INCREASE (DECREASE) IN CASH                  14,091       (21,977)        7,414        22,910        98,438

CASH AT BEGINNING OF PERIOD                      12,639        26,730         4,753         4,753        12,167
                                            ------------  ------------  ------------  ------------  ------------
CASH AT END OF PERIOD                       $    26,730   $     4,753   $    12,167   $    27,663   $   110,605
                                            ============  ============  ============  ============  ============






                 The accompanying notes to financial statements are
                       an integral part of these statements.

                                VOLU-SOL, INC.
                        NOTES TO FINANCIAL STATEMENTS
               (Including notes related to unaudited periods)

(1) Nature of Operations and Organization

Volu-Sol, Inc. (the "Company"),a wholly owned subsidiary of Biomune Systems, Inc. ("Biomune"), was incorporated on July 27, 1995 in the state of Utah. Biomune contributed certain assets and operations to the Company that had been previously acquired by Biomune in December 1991. Prior to its incorporation, the Company had been operated as a division of Biomune. The accompanying financial statements present the carved-out portion of Biomune's net assets and results of operations related to its medical stain manufacturing and sales operations (operated as a division through July 26, 1995 and as a subsidiary thereafter). Certain expenses presented in the financial statements are the result of allocations of total expenses incurred by Biomune. These reported results may not be indicative of the financial condition and results of operations that would have existed if the medical stain manufacturing and sales business would have been operated as an unaffiliated company.

The Company engages in the manufacturing, marketing and distribution of medical diagnostic stains and the marketing and distribution of a related medical instrument.

On February 25, 1997, the board of directors of Biomune approved the distribution of the Company to the Biomune common stockholders of record as of March 5, 1997 (the "Distribution"). This approval is subject to the completion of certain definitive agreements. Stockholders of record as of March 5, 1997 are expected to receive one share of Volu-Sol, Inc. common stock for every ten shares of Biomune common stock owned. Immediately upon completion of the Distribution, there are expected to be 2,111,216 shares of Volu-Sol, Inc. common stock outstanding.

The Company has experienced net losses of $318,150, $617,785 and $1,402,222 and negative cash flows from operating activities of $216,457, $552,261 and $987,680 for the years ended September 30, 1994, 1995 and 1996, respectively. For the nine months ended June 30, 1996 and 1997, the Company experienced net losses of $804,236 and $475,663, respectively and negative cash flows from operating activities of $706,937 and $424,486, respectively. Historically, the Company has depended upon funding from Biomune to fund its operations and such funding will not be available after the Distribution. The Company's continued existence is dependent upon its ability to increase revenues to a self-sustaining level and to obtain debt or equity funding to meet its short-term and long-term liquidity needs. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management's plans with respect to this uncertainty include obtaining debt or equity funding to finance the Company's operations. The Company is in the process of completing a private placement of Series A 10% Convertible, Non-Voting Preferred Stock (the "Offering"). The Offering is intended to provide the Company with gross proceeds of up to $2,400,000. Subsequent to year-end, the Company has received subscriptions to purchase $1,225,000 of preferred stock, for which cash of $325,000 has been collected (see Note 10). The Company has recently introduced a new hematology staining instrument (the "Definitive") that contains a microchip (proprietary to a third party) that regulates precise stain amounts. Management believes that this new product will enhance future revenues of the Company. Management plans to acquire other related instruments to further enhance its product offerings. The Company is subject to special risk factors. These risk factors include:

(a) The Company did not achieve profitable operations while it was operated as a division of Biomune, nor has the Company achieved profitable operations since the date of its incorporation. The Company's present business strategy is to improve its cash flows by adding to its existing product line and expanding its sales and marketing efforts. There can be no assurance that the Company will be able to achieve profitable operations.

(b) The Company anticipates that it will continue to incur operating losses in the future until such time as it is able to successfully market the Definitive or other devices that it has yet to add to its product line. There can be no assurance that the Company will be able to achieve profitable operations with its existing product line or that the Company will be able to supplement its existing product line with additional products that will allow it to achieve profitable operations. The Company's ability to achieve profitable operations will also depend on its ability to develop and maintain an adequate marketing and distribution system. There can be no assurance that the Company will be able to develop and maintain adequate distribution resources.

(c) The Company will require substantial additional funding in order to acquire or license additional technologies and products to add to its existing product line, for operational expenses, and for establishing and maintaining manufacturing and marketing capabilities in the future. There can be no assurance that the Company's cash reserves and other liquid assets, including the proceeds of any future third-party financings will be adequate to satisfy its capital and operating requirements.

(d) The Company uses certain trademarks and tradenames for certain of its products. Nevertheless, the Company's core products, medical diagnostic stains and solutions and other biochemical products, as well as the Definitive, are not based on technology proprietary to the Company. The majority of the Company's present product line is based on technology that is in the public domain and therefore there are effectively no entry barriers to potential competitors of the Company. The Company has entered into a license agreement with the third-party entity that owns the intellectual property rights associated with the Definitive and manufactures the Definitive for the Company. There can be no assurance that such third party will be able to adequately protect its proprietary rights or to continue to manufacture the Definitive on terms favorable to the Company.

(e) The medical diagnostic supply and biochemical industries are characterized by intense competition. Many, if not most, of the Company's competitors and potential competitors are much larger and consequently have greater access to capital as well as mature and highly sophisticated distribution channels. Many of the Company's larger competitors are able to manufacture chemical products on a much larger scale and therefore presumably would be able to take advantage of economies of scale not presently enjoyed by the Company. There can be no assurance that competition from other companies will not render the Company's products noncompetitive.

(f) The Company historically has not been involved in significant research and development of new technologies. Consequently, the Company's success in adding to its existing product line will depend on its ability to acquire or otherwise license competitive technologies and products and to operate without infringing the proprietary rights of others. No assurance can be given that any licenses required from third parties will be made available on terms acceptable to the Company, or at all.

(g) The Company is highly dependent on certain of its scientific, technical and operations employees. The loss of services of any of these personnel could impede the achievement of the Company's objectives. There can be no assurance that the Company will be able to attract and retain qualified personnel on acceptable terms.

(h) The use of any of the Company's existing or potential products in laboratory or clinical settings may expose the Company to liability claims. These claims could be made directly by persons who assert that inaccuracies or deficiencies in their test results were caused by defects in the Company's products. The Company has obtained limited product liability insurance coverage. However, there can be no assurance that the Company will be able to obtain commercially reasonable product liability insurance for any products added to its product line in the future. A successful product liability claim or series of claims brought against the Company could have a material adverse effect on its business, financial condition and results of operations.

(i) Political, economic and regulatory influences are likely to lead to fundamental change in the health care industry in the United States. Third-party payors are increasingly challenging the price and cost effectiveness of medical products and services, including medical diagnostic procedures. There can be no assurance that adequate reimbursement will be available or sufficient to allow the Company to sell its products on a competitive basis.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Period Presentation

The accompanying balance sheet at June 30, 1997, the statements of operations and cash flows for the nine months ended June 30, 1996 and 1997 and the statement of stockholder's equity for the nine months ended June 30, 1997 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of the interim periods. The data disclosed in the notes to financial statements for these periods are also unaudited. Results for the unaudited nine-month period ended June 30, 1997 are not necessarily indicative of the results to be expected for the Company's full fiscal year.

Revenue Recognition

Revenues from the sale of the Company's products are recognized when the products are shipped to the customer.

Allocation of Parent Company General and Administrative Expenses

Expenses specifically identifiable to the Company and paid by Biomune have been presented as those of the Company. A portion of expenses which are not specifically identifiable, consisting primarily of payroll-related and professional expenses, have been allocated to the Company based on estimates of personnel and third party involvement related to the respective activities as estimated by management. These allocations are considered reasonable by management and totaled approximately $53,000, $189,000, $165,000, $124,000 and $40,000 for the years ended September 30, 1994, 1995 and 1996 and for the nine months ended June 30, 1996 and 1997, respectively.

The Company, as both a division and a subsidiary, was operated relatively autonomously from Biomune. As a result, management does not anticipate that actual stand alone expenditures will be significantly different from those allocated.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market value. Inventories consist of the following:

                                             September 30,            June 30,
                                           1995          1996          1997
                                       ------------  ------------  ------------
                                                                    (unaudited)
Raw materials, packaging and
  Supplies                             $   78,731    $    62,545   $    61,789
Instruments, biological stains
  and reagents                             21,593         50,181       129,197
                                       ------------  ------------  ------------
                                       $  100,324    $   112,726   $   190,986
                                       ============  ============  ============

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives of 2 to 10 years. Maintenance, repairs, minor renewals and betterments are expensed as incurred.

Major renewals and betterments are capitalized. The cost of property and equipment sold or otherwise disposed of and the related accumulated depreciation are relieved from the accounts, and any resulting gains or losses are included in the determination of net loss.

Intangible Asset

The Company's intangible asset consists of medical diagnostic technologies acquired by Biomune in its acquisition of the Company's predecessor's net assets in 1991. During fiscal 1996, the Company determined that facts and circumstances warranted the write off of the remaining net book value of approximately $245,000. The determination that this asset was impaired was based on continuing operating losses and the framework set out in Statement of Financial Accounting Standards No. 121.

Income Taxes

The Company recognizes a liability or asset for the deferred tax consequences of all temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. These deferred tax assets or liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides unsecured credit to its customers. In connection with providing unsecured credit, the Company performs ongoing credit evaluations of its customers and maintains allowances for estimated losses.

Net Loss Per Common Share and Stock Split

The Company computes net loss per common share based on the weighted average number of common shares outstanding during the period. Net loss per common share information has not been presented for periods prior to the Company's incorporation (July 27, 1995). In connection with Biomune's proposed Distribution of the Company, approximately 2,111,216 shares of the Company's $0.0001 par value Common Stock, constituting all of the issued and outstanding shares of the Company's Common Stock, are to be distributed pro rata as a stock dividend to the holders of the Common Stock of Biomune as of March 5, 1997. As a consequence of the Distribution, the Company will cease to be a subsidiary of Biomune. Prior to the Distribution, the Company will complete a forward common stock split of approximately 211 for 1 to permit the issuance of a sufficient number of shares to the stockholders of record of Biomune as of March 5, 1997. All pro forma share and per share information in the accompanying statements of operations have been based on the outstanding number of shares expected upon completion of the proposed Distribution. Warrants and options outstanding have not been included in the computations since any assumption of conversion would have an antidilutive effect, thereby reducing the net loss per common share.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3) INCOME TAXES

The Company files a consolidated tax return with its parent, Biomune. No tax sharing agreement exists between the Company and Biomune. Upon the completion of the distribution, all net operating loss carryforwards and credit carryforwards will remain with Biomune and will not be available to be utilized by the Company.

As of June 30, 1997, the Company has a net deferred tax asset of approximately $40,000 resulting from reserves and depreciation recorded for financial reporting purposes but not currently deductible for income tax reporting purposes. In accordance with SFAS No. 109, a valuation allowance is provided when it is more likely than not that all or some portion of the deferred income tax asset will not be realized. Accordingly, the Company has established a valuation allowance for the entire deferred income tax asset.

(4) STOCKHOLDER'S EQUITY AND PARENT COMPANY CAPITAL CONTRIBUTIONS

The Company is authorized to issue 50,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of Preferred Stock, $0.0001 par value per share. Pursuant to the Company's Articles of Incorporation, the Company's board of directors has the authority to amend the Company's Articles of Incorporation, without further stockholder approval, to designate and determine, in whole or in part, the preferences, limitations and relative rights of the Preferred Stock before any issuance of the Preferred Stock and to create one or more series of Preferred Stock. Subsequent to year-end, the Company has authorized the issuance of 20,000 shares of Series A 10% Convertible Non-Voting Preferred Stock and issued 1,625 shares for gross proceeds of $325,000 (See Note 10).


From Volu-Sol's acquisition in 1991 through March 5, 1997, Biomune made capital contributions, including expenses allocated or paid on behalf of Volu-Sol, to the Company in order to fund the Company's cash flow needs.
Subsequent to March 5, 1997, any additional cash advances made by Biomune to the Company were in the form of demand loans and as of June 30, 1997 totaled $264,500 (see Note 6).

(5) COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases facilities under a noncancelable operating lease that expires in November 2000. Lease expense for the years ended September 30, 1994, 1995 and 1996 was approximately $55,000, $69,000 and $69,000, respectively. Lease expense for the nine months ended June 30, 1996 and 1997 was approximately $41,000. Future minimum lease commitments are as follows:

                      Fiscal Year       Amount
                      -----------      --------
                        1997           $ 55,400
                        1998             55,400
                        1999             55,400
                        2000             55,400
                        2001              9,240
                                       --------
                                       $230,840
                                       ========

Purchase Commitments

The Company is obligated under a manufacturing agreement with the supplier of the Definitive to purchase 600 automated slide stainers ("stainers") per calendar year. In the event the Company purchases fewer than 600 stainers, the manufacturer has the option to convert the Company's exclusive worldwide license and distributorship to a non-exclusive license and distributorship. Subsequent to year-end, the Company informed the manufacturer of the manufacturer of the Definitive that the Company would not meet the annual purchase commitment. It appears that the Company's exclusive worldwide license and distributorship will be converted to a non-exclusive license and distributorship.

The Company has agreed to pay the supplier of the Definitive a royalty of three percent of the net sales price for all component parts sold by the Company, exclusive of stainer sales.

(6) RELATED-PARTY TRANSACTIONS

From March 5, 1997 through June 30, 1997, the Company obtained loans from Biomune totaling $264,500 which remain outstanding. These loans bear an annual interest rate of ten percent and are due on demand.

Subsequent to June 30, 1997, Biomune made additional loans totaling $68,000 that bear interest at an annual rate of ten percent and are due on demand.

(7) SIGNIFICANT CUSTOMER

During the years ended September 30, 1994, 1995 and 1996, sales to Barret Healthcare Corporation ("Barret") accounted for approximately 15 percent, 17 percent and 12 percent, respectively, of the Company's total revenues. No other single customer accounted for more than 10 percent of the Company's total revenues. During the year ended September 30, 1996, the Company discontinued selling products to Barret and wrote off outstanding accounts receivable balances of approximately $55,000.

(8) STOCK INCENTIVE AND OPTION PLANS

The Company has adopted the 1997 Volu-Sol, Inc. Stock Incentive Plan ("1997 Plan"). The 1997 Plan was approved by action of Biomune, the sole stockholder of the Company, in August 1997. Under the 1997 Plan, the Company may issue stock options, stock appreciation rights, restricted stock awards, and other incentives to employees, officers and directors of the Company. Five million shares are available for grant under the 1997 Plan, but to date no grants have been made.

(9) EVENTS CONCURRENT WITH THE DISTRIBUTION

Add-on Volu-Sol Options

The Board of Directors of Biomune has determined that, immediately prior to the Distribution, each Biomune stock option ("Biomune Option") will be divided into two separately exercisable options: an option to purchase Biomune Common Stock and an option to purchase Volu-Sol Common Stock (the latter being the "Add-on Volu-Sol Option"). The Add-on Volu-Sol Options would grant the holder the right to purchase the Company's Common Stock in an amount that would have been issued in the Distribution in respect of the shares of Biomune Common Stock subject to the applicable Biomune Option, if such Biomune Option had been exercised in full immediately prior to the Distribution, and containing substantially equivalent terms as the existing Biomune Option. The Add-on Volu-Sol Options will carry an option exercise price per share equal to the price per share of the exercise price under the Biomune Option.

As a result of the foregoing, certain persons who remain Biomune employees or non-employee directors after the Distribution will hold both Biomune Options and separate Add-on Volu-Sol Options. The obligations with respect to the Biomune Options and Add-on Volu-Sol Options held by Biomune employees and non-employee directors following the Distribution will be obligations solely of Biomune.

As of March 5, 1997, there were 7,096,017 Biomune Options outstanding at exercise prices ranging from $1.16 to $4.00 with a weighted-average exercise price of $1.80. As a result, concurrent with the Distribution, there will be in existence options to purchase 709,602 shares of Volu-Sol Common Stock at exercise prices ranging from $1.16 to $4.00 with a weighted average exercise price of $1.80. The Company has reserved 709,602 shares of its Common Stock for issuance upon the exercise of these options.

Volu-Sol Warrants

Biomune has granted rights to purchase Biomune Common Stock in the form of warrants (the "Biomune Warrants"). Under the agreements governing the grant and exercise of the Biomune Warrants, Biomune has agreed to issue to the holders of such rights, securities otherwise issuable with respect to the Biomune Common Shares underlying the Biomune Warrants if and to the extent the Biomune Warrants are exercised. Consequently, if the holders of the Biomune Warrants exercise their rights thereunder, Biomune must issue to those holders one share of Volu-Sol Common Stock for each ten shares of Biomune Common Stock issued in connection with such exercise. Volu-Sol has agreed to sell to Biomune the shares of Volu-Sol Common Stock needed to meet this obligation of Biomune. The sales price of such shares of Volu-Sol Common Stock will be a sum equal to 10 percent of the consideration received by Biomune in exercise of the Biomune Warrants.

Concurrent with the Distribution, there will be in existence warrants to purchase 247,059 shares of Volu-Sol Common Stock at exercise prices ranging from $2.13 to $3.00 with a weighted average exercise price of $2.38. The Company has reserved 247,059 shares of its Common Stock for issuance upon exercise of these warrants.

Conversion of Biomune Preferred Stock

Upon conversion of the outstanding shares of Biomune's Preferred Stock, the preferred shareholders will receive one share of the Company's Common Stock for every ten shares of Biomune Common Stock received in the conversion.

The Company has reserved a total of 323,118 shares of Common Stock for issuance in connection with the conversion of the Biomune Series A, B and C Preferred Stock outstanding at March 5, 1997.

(10) SUBSEQUENT EVENT

On September 8, 1997, the Company amended its articles of incorporation to create a series of preferred stock, the Series A 10% Convertible Non-Voting Preferred Stock (the "Series A Preferred"). The Company is attempting to sell up to 12,000 shares of the Series A Preferred in a private placement for total gross proceeds of up to $2,400,000. As of September 29, 1997, subscriptions for $1,225,000 have been received by the Company for which cash of $325,000 has been collected. Payments with respect to the remaining subscriptions are due as follows: $300,000 upon the effective date of the Company's Form 10-SB, $300,000 within 45 days of the effective date of the Company's Form 10-SB and $300,000 within 90 days of the effective date of the Company's Form 10-SB.
The Series A Preferred will be convertible into common stock commencing January 1, 1998. The "conversion price", which is the basis for such conversion, is the lesser of (i) 80 percent of the average closing bid price of the Company's Common Stock for the three trading days immediately preceding the date of conversion or (ii) $1.25 per share.

                         BIOMUNE SYSTEMS, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated financial data is based upon the historical consolidated financial statements of Biomune Systems, Inc. and subsidiaries ("Biomune") as adjusted to give effect to the Distribution to the holders of common stock of Biomune of all of the outstanding shares of common stock of Volu-Sol (a wholly owned subsidiary) pursuant to the terms of the Distribution Agreement. Upon completion of the Distribution, Biomune will cease to own any interest in Volu-Sol.

     The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The unaudited pro forma condensed consolidated balance sheet and statements of operations are not necessarily indicative of future results of operations of Biomune, its financial position or the results of operations which may have occurred had the Distribution occurred on October 1, 1995. The unaudited pro forma adjustments are described in the accompanying notes to unaudited pro forma condensed consolidated financial data.

     This unaudited pro forma condensed financial data should be read in conjunction with the consolidated financial statements of Biomune and related notes thereto, incorporated by reference herein, and the financial statements of Volu-Sol, Inc., and related notes thereto, and Management's Discussion and Analysis or Plan of Operation included elsewhere in the Information Statement.

                    BIOMUNE SYSTEMS, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF JUNE 30, 1997

                                                           Historical       Pro Forma
                                                            Biomune        Adjustments       Pro Forma
                                                           ----------     --------------    ----------
Current Assets:
   Cash and cash equivalents                               $2,346,017     $(110,605) (a)    $2,235,412
   Accounts receivable, net                                   223,362       (67,293) (a)       156,069
   Inventories                                                567,288      (190,986) (a)       376,302
   Amounts due from related parties                           552,613             -            552,613
                                                           ----------     ----------        ----------
     Total current assets                                   3,689,280      (368,884) (a)     3,320,396

Property and Equipment, net                                   390,490      (285,211) (a)       105,279
Note Receivable from Volu-Sol                                       -       264,500  (b)       264,500
Other Assets, net                                             445,893        (6,199) (a)       439,694
                                                           ----------     ----------        ----------
     Total assets                                          $4,525,663     $(395,794)        $4,129,869
                                                           ==========     ==========        ==========
Current Liabilities:
   Accounts payable                                        $  217,892     $(129,768) (a)    $   88,124
   Preferred stock dividends payable                          294,648           -              294,648
   Accrued payroll and payroll taxes                           69,921       (46,064) (a)        23,857
   Other accrued liabilities                                   23,132           -               23,132
                                                           ----------     ----------        ----------
                                                              605,593      (175,832)           429,761
                                                           ----------     ----------        ----------
Stockholders' Equity:
   Convertible preferred stock                              3,094,680           -            3,094,680
   Common stock                                                 2,194           -                2,194
   Additional paid-in capital                              29,277,757    (2,200,811) (a)    27,076,946
   Deficit accumulated during the development stage       (28,792,218)    1,980,849  (a)   (26,811,369)
   Deferred consulting expense                               (429,616)          -             (429,616)
   Related-party receivable from sale of common stock        (116,000)          -             (116,000)
   Common stock warrants                                      883,273           -              883,273
                                                          -----------     ----------        ----------
     Total stockholders' equity                             3,920,070      (219,962)         3,700,108
                                                          -----------     ----------        ----------
     Total liabilities and stockholders' equity           $ 4,525,663     $(395,794)        $4,129,869
                                                          ===========     ==========        ==========










                  See accompanying notes to unaudited pro forma
                     condensed consolidated financial data.

                        BIOMUNE SYSTEMS, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                         For the Year Ended September 30, 1996

                                                           Historical       Pro Forma
                                                            Biomune        Adjustments       Pro Forma
                                                           -----------    ----------------   -----------
Revenues                                                   $   436,691    $  (434,691) (c)   $     2,000
                                                           -----------    ------------       -----------
Operating Expenses:
   Cost of revenues                                            357,471       (357,471) (c)          -
   Management, consulting and research fees                  4,077,887       (142,491) (c)     3,935,396
   Other general and administrative                          2,626,598     (1,304,160) (c)     1,322,438
                                                            ----------    ------------       -----------
     Total operating expenses                                7,061,956     (1,804,122)         5,257,834
                                                            ----------    ------------       -----------
Loss From Operations                                        (6,625,265)     1,369,431         (5,255,834)
Other Income                                                   202,645         32,791  (c)       235,436
                                                            ----------    ------------       -----------
Net Loss                                                    (6,422,620)     1,402,222         (5,020,398)
Preferred Stock Dividends                                      (91,199)          -               (91,199)
                                                            ----------    ------------       -----------
Net Loss Applicable to Common Shares                       $(6,513,819)   $ 1,402,222        $(5,111,597)
                                                           ===========    ============       ===========
Net Loss Per Common Share                                  $     (0.35)                      $     (0.27)
                                                           ===========                       ===========
Weighted Average Common Shares Outstanding                  18,799,194                        18,799,194
                                                           ===========                       ===========

                        For the Nine Months Ended June 30, 1997


                                                            Historical       Pro Forma
                                                             Biomune         Adjustments       Pro Forma
                                                           ------------      -----------       -----------
Revenues                                                   $   673,868       $ (368,731) (c)   $   305,137
                                                           ------------      -----------       -----------
Operating Expenses:
   Cost of revenues                                            383,987         (258,958) (c)       125,029
   Management, consulting and research fees                  2,103,420          (36,225) (c)     2,067,195
   Other general and administrative                          2,764,488         (549,211)         2,215,277
                                                           -----------       -----------       -----------
      Total operating expenses                               5,251,895         (844,394)         4,407,501
                                                           -----------       -----------       -----------
Loss From Operations                                        (4,578,027)         475,663         (4,102,364)
Other Income                                                   201,306              -              201,306
                                                           -----------       -----------       -----------
Net Loss                                                    (4,376,721)         475,663         (3,901,058)
Preferred Stock Dividends and Premium                       (1,043,198)             -           (1,043,198)
                                                           -----------       -----------       -----------
Net Loss Applicable to Common Shares                       $(5,419,919)      $  475,663        $(4,944,256)
                                                           ===========       ===========       ===========
Net Loss Per Common Share                                  $     (0.26)                        $     (0.23)
                                                           ===========                         ===========
Weighted Average Common Shares Outstanding                  21,120,550                          21,120,550
                                                           ===========                         ===========


                   See accompanying notes to unaudited pro forma
                      condensed consolidated financial data.

                         BIOMUNE SYSTEMS, INC. AND SUBSIDIARIES
          NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

(1)     Basis of Presentation

     The accompanying unaudited pro forma condensed consolidated balance sheet assumes that the Distribution occurred on June 30, 1997. The unaudited pro forma condensed consolidated statements of operations assume that the Distribution occurred on October 1, 1995, the first day of Biomune's fiscal 1996 year.

(2)     Pro Forma Adjustments

     (a) Adjustments to eliminate assets, liabilities and equity related to Volu-Sol's operations.

     (b) Adjustment to record cash advances totaling $264,500 made by Biomune to Volu-Sol during the period from March 5, 1997 through June 30, 1997. Such advances were in the form of demand loans and bear interest at 10%. All advances made by Biomune to Volu-Sol prior to March 5, 1997 were capital contributions. Subsequent to June 30, 1997, Biomune made additional demand loans to Volu-Sol totaling approximately $126,000.

     (c) Adjustments to eliminate sales and expenses related to Volu-Sol's operations including the allocation of general and administrative expenses of Biomune to the Volu-Sol operations.

     For the year ended September 30, 1996, allocated expenses totaled $164,832 and consisted of (i) $59,487 of payroll expenses of five individuals who performed administrative functions for both entities, (ii) stock option expense of $90,000 related to Biomune options issued for Volu-Sol related consulting contracts and (iii) $19,319 of audit and other professional fees.

     For the nine months ended June 30, 1997, allocated expenses totaled $40,125 and consisted of (i) $23,250 of payroll expenses of two individuals who performed administrative functions for both entities and (ii) $16,875 of audit and other professional fees.

     These allocations, as determined by management, are based on estimates of Company personnel and third party involvement and are considered reasonable by management. Volu-Sol, as a separate division or subsidiary of Biomune, historically was operated relatively autonomously from Biomune.